                                                                    Exhibit 99.2

                                RAM ENERGY, INC.

                        Consolidated financial statements
                                   (UNAUDITED)

                                    CONTENTS

Consolidated balance sheets at June 30, 2005 and December 31, 2004..................................................F-2
Consolidated statements of operations for the three- and six-month periods ending June 30, 2005 and June 30, 2004.................................................................F-3
Consolidated statements of stockholders' deficiency for six months ended June 30, 2005..............................F-4
Consolidated statements of cash flows for the three- and six-month

ALL OF THE FOLLOWING FINANCIAL STATEMENTS ARE UNAUDITED AND WERE PREPARED BY RAM
ENERGY, INC., AS A PRIVATE COMPANY, IN ACCORDANCE WITH GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES AND MAY NOT CONFORM TO SEC REGULATION S-X.

FINANCIAL INFORMATION FOR THE THREE AND SIX MONTH PERIODS REFERENCED ABOVE IS
SUBJECT TO NORMAL YEAR-END ADJUSTMENTS FOR INTERIM PERIODS.

                                      F-1

                                RAM ENERGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                       JUNE 30,          DECEMBER 31,
                                                                                        2005                 2004
                                                                                   --------------------------------------

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                          $    1,712          $      1,175
   Short-term investments                                                                  -                     -
   Accounts receivable:
     Natural gas and oil sales                                                             6,818                 4,874
     Joint interest operations, net of allowance for doubtful accounts of $591 and $687 at June 30, 2005 and December 31, 2004,
       respectively                                                                          494                   630
     Other                                                                                    64                    28
   Derivative asset                                                                        -                     1,509
   Prepaid expenses, deposits and other                                                      450                   259
   Inventory                                                                                 155                 -
                                                                                   --------------------------------------
         Total current assets                                                              9,693                 8,475

PROPERTIES AND EQUIPMENT, AT COST:
   Natural gas and oil properties and equipment, based on full cost accounting           152,500               147,392
   Other property and equipment                                                            6,601                 5,779
                                                                                   --------------------------------------

   Less accumulated amortization and depreciation                                         29,746                23,919
                                                                                   --------------------------------------
         Total properties and equipment                                                  129,355               129,252

OTHER ASSETS:
   Deferred loan costs relating to revolving credit facility, net of accumulated amortization of $262 and $20 at June 30, 2005 and
     December 31, 2004, respectively                                                       1,239                 1,481
   Deferred offering costs relating to Senior Notes, net of accumulated amortization of $4,149 and $4,090 at June 30, 2005 and December 31, 2004,
     respectively                                                                            304                   364
   Other                                                                                     699                   698
                                                                                   --------------------------------------
         Total assets                                                                 $  141,290          $    140,270
                                                                                   ======================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
   Accounts payable:
     Trade                                                                            $    3,923          $      5,273
     Natural gas and oil proceeds due others                                               2,697                 2,528
     Related party                                                                            50                 -
   Accrued liabilities:
     Compensation                                                                            521                   583
     Interest                                                                              1,607                 1,547
     Current income taxes payable                                                         11,187                11,187
     Dividends                                                                               500                 -
     Derivative liability                                                                  3,899                 -
   Long-term debt due within one year                                                      6,564                 3,891
                                                                                   --------------------------------------
         Total current liabilities                                                        30,948                25,009

DERIVATIVE LIABILITY                                                                       2,368                    -
GAS BALANCING LIABILITY AND PROCEEDS DUE OTHERS NOT EXPECTED TO BE
   SETTLED WITHIN ONE YEAR                                                                 2,500                 2,275
LONG-TERM DEBT DUE AFTER ONE YEAR                                                        108,374               113,453
DEFERRED INCOME TAXES                                                                     13,899                14,536
COMMITMENTS AND CONTINGENCIES                                                                600                   600
LIABILITY FOR ASSET RETIREMENT OBLIGATION                                                  6,202                 6,057

STOCKHOLDERS' DEFICIENCY:
   Common stock, $10.00 par value; authorized -5,000 shares; issued
     and outstanding - 2,273 shares                                                           23                    23
   Paid-in capital                                                                            73                    73
   Accumulated deficit                                                                  (23,697)               (21,756)
                                                                                   --------------------------------------
   Total stockholders' deficiency                                                       (23,601)               (21,660)
                                                                                   --------------------------------------
         Total liabilities and stockholders' deficiency                               $  141,290          $    140,270
                                                                                   ================ == ==================

The accompanying notes are an integral part of these unaudited consolidated financial statements

                                      F-2

                                RAM ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                         JUNE 30,                              JUNE 30,
                                                                 2005                2004              2005               2004
                                                           -------------------------------------------------------------------------

OPERATING REVENUES:
   Oil and natural gas sales                                    $ 15,512                          $    30,331       $       8,931
                                                                                        4,169
   Realized and unrealized loss from derivatives                  (2,374)                              (8,035)               (574)
                                                                                         (260)
   Other                                                             242                                  584                  50
                                                                                           19
                                                           -------------------------------------------------------------------------
         Total operating revenues                                 13,380                3,928          22,880               8,407

OPERATING EXPENSES:
   Oil and natural gas production taxes                              777                  280           1,541                 671
   Oil and natural gas production expenses                         3,838                  614           7,536               1,184
   Amortization and depreciation                                   2,857                  734           5,816               1,636
   Accretion expense                                                  68                    9             146                  31
   General and administrative, overhead
     and other expenses, net of operator's
     overhead fees                                                 1,860                1,782           3,918               3,060
                                                           -------------------------------------------------------------------------
         Total operating expenses                                  9,400                3,419          18,957               6,582
                                                           -------------------------------------------------------------------------
         Operating income                                          3,980                  509           3,923               1,825

OTHER INCOME (EXPENSE):
   Interest expense                                               (2,851)              (1,100)         (5,624)             (2,365)
   Interest income                                                    13                    9              22                  20
   Gain on sale of RBOC (Note H)                                   -                   12,139            -                 12,139
   Gain (loss) on sale of properties                                 (28)             -                  -                -
                                                           -------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES                                         1,114               11,557          (1,679)             11,619

INCOME TAX (BENEFIT) PROVISION                                       423                4,392            (638)              4,415
                                                           -------------------------------------  ----------------------------------

NET INCOME (LOSS)                                               $    691         $      7,165     $    (1,041)      $       7,204
                                                           =====================================  ==================================

EARNINGS (LOSS) PER SHARE:
     Basic                                                      $ 303.98         $   2,627.43     $   (458.01)      $    2,641.73
     Diluted                                                    $ 293.23         $   2,627.43     $   (458.01)      $    2,641.73

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                         2,273                2,727           2,273               2,727
     Diluted                                                       2,356                2,727           2,273               2,727
                                                           =====================================  ==================================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                      F-3

                                RAM ENERGY, INC.

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         SIX MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)

                                                                                                                   Total
                                                Common               Paid-In             Accumulated           Stockholders'
                                                Stock                Capital               Deficit              Deficiency
                                           -------------------------------------------------------------------------------------

BALANCE, December 31, 2004                        $23                 $73                 $(21,756)               $(21,660)

Net income                                        -                   -                     (1,041)                 (1,041)

Cash dividends declared ($396.0396
   per share)                                     -                   -                       (900)                   (900)
                                           -------------------------------------------------------------------------------------

BALANCE, June 30, 2005                            $23                 $73                 $(23,697)               $(23,601)
                                           =====================================================================================

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                      F-4

                                RAM ENERGY, INC.

                      Consolidated statements of cash flows
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                   JUNE 30,                          JUNE 30,
                                                       ----------------------------------  -------------------------------
                                                             2005              2004            2005              2004
                                                        ---------------------------------  --------------------------------

OPERATING ACTIVITIES:
Net income (loss)                                         $    691          $  7,165         $ (1,041)        $  7,204
Adjustments to reconcile net income
   (loss) to net cash provided (used) by operating
      activities:
      Amortization, depletion and depreciation:
       Oil and natural gas properties and equipment          2,753               669           5,639             1,497
       Amortization of Senior Notes discount                    11                11              21                21
       Deferred offering costs                                  29                31              59                62
       Deferred loan costs                                     115                77             242               155
       Other property and equipment                             92                65             181               139
       Accretion expense                                        68                 9             146                31
     Loss on sale of assets                                     28                 6           -                     6
     Gain on the sale of RBOC                                -               (12,139)          -               (12,139)
     Unrealized loss on derivatives                          2,307             -               7,776             -
     Deferred income taxes                                     423             4,392            (637)            4,415
     Cash provided by (used in) changes in operating
       assets and liabilities-
       Accounts receivable                                    (823)             (486)         (1,844)             (206)
       Prepaid expenses, deposits and other assets            (165)              (15)           (192)              (11)
       Inventory                                              (155)            -                (155)            -
       Accounts payable                                        357              (344)         (1,300)             (668)
       Accrued liabilities and other                         2,806                548          3,984               120
                                                        ---------------------------------  --------------------------------
                Total adjustments                            7,846            (7,176)         13,920            (6,578)
                                                        ---------------------------------  --------------------------------
                Net cash provided by (used in)
                operating activities                         8,537               (11)         12,879               626
                                                        ---------------------------------  --------------------------------

INVESTING ACTIVITIES:
Proceeds from short-term investments                         -                 -               -                 1,681
Payments for oil and natural gas properties and
   equipment                                                (4,745)             (649)         (7,442)           (1,310)
Proceeds from sales of oil and natural gas properties
   and equipment                                             2,335                26           2,335               294
Payments for other property and equipment                     (779)              (31)           (844)              (60)
Proceeds from sales of other property                        -                    22              28                22
Proceeds from sale of RBOC                                   -                21,791           -                21,791
                                                        ---------------------------------  --------------------------------
Net cash (used in) provided by investing activities         (3,189)           21,159          (5,923)           22,418
                                                        ---------------------------------  --------------------------------

FINANCING ACTIVITIES:
Payments on long-term debt                                  (4,948)          (17,919)         (6,082)          (18,212)
Proceeds from borrowings on long-term debt                      41             -                  63                21
Dividends paid                                                (400)             (400)           (400)             (804)
                                                        ---------------------------------  --------------------------------
Net cash used by financing activities                       (5,307)          (18,319)         (6,419)          (18,995)
                                                        ---------------------------------  --------------------------------

Increase in cash and cash equivalents                           41             2,829             537             4,049

Cash and cash equivalents at beginning of period             1,671             3,338           1,175             2,118
                                                        ---------------------------------  --------------------------------
Cash and cash equivalents at end of period                $  1,712          $  6,167         $ 1,712          $  6,167
                                                        =================================  ================================

DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Accrued interest added to principal balance of
   revolving credit facility                              $  2,080          $     92         $ 3,592          $    390
                                                        =================================  ================================

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                      F-5

                                RAM ENERGY, INC.

              Notes to unaudited consolidated financial statements

A -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ORGANIZATION, AND BASIS OF
     FINANCIAL STATEMENTS

     1.  Basis of Financial Statements

     The accompanying unaudited consolidated financial statements present the financial position at June 30, 2005 and December 31, 2004 and the results of operations and cash flows of RAM Energy, Inc. and subsidiaries (the
     Company) for the three-month and six-month periods ended June 30, 2005 and
     2004. These financial statements include all adjustments, consisting of normal and recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the indicated periods. The results of operations for the three and six months ended June 30, 2005, are not necessarily indicative of the results to be expected for the full year ending December 31, 2005.
     Reference is made to the Company's financial statements for the year ended
     December 31, 2004, for an expanded discussion of the Company's financial disclosures and accounting policies.

     2.  Nature of Operations and Organization

     The Company operates exclusively in the upstream segment of the oil and gas industry with activities including the drilling, completion, and operation of oil and gas wells. The Company conducts the majority of its operations in the states of Texas, Louisiana, Oklahoma and New Mexico.

     On December 17, 2004, the Company completed its acquisition of WG Energy
     Holdings, Inc. (WG), a Delaware corporation, in which a wholly owned subsidiary of the Company created specifically for such purpose merged with and into WG and WG was the surviving corporation in the merger (the WG
     Acquisition). At the time of the merger, the name of WG was changed to RWG
     Energy, Inc. (RWG). RWG, with its four existing subsidiaries, are now first and second tier subsidiaries of the Company.

     3.  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company's majority or wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

     4.  Properties and Equipment

     The Company follows the full cost method of accounting for oil and natural gas operations. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and gas properties except in transactions which would substantially alter the amortization base of the capitalized costs.

     Under the full cost method, the net book value of oil and gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and gas properties, discounted at 10%
     per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the balance sheet date are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the ceiling limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. Reserve estimates used in determining estimated future net revenues have been prepared by independent petroleum engineers. At June 30,
     2005, the Company's net book value of oil and gas properties did not exceed the ceiling amount.

     Other property and equipment consists principally of automotive and heavy equipment, furniture and equipment and leasehold improvements. Other property and equipment and related accumulated amortization and

                                      F-6

     depreciation are relieved upon retirement or sale and the gain or loss is included in operations. Renewals and replacements that extend the useful life of property and equipment are treated as capital additions.
     Accumulated depreciation of other property and equipment at June 30, 2005 and December 31, 2004, is approximately $4,033,000 and $3,845,000, respectively.

     5.  Depreciation and Amortization

     All capitalized costs of oil and natural gas properties and equipment including the estimated future costs to develop proved reserves are amortized using the unit-of-production method using total proved reserves.
     Depreciation of other equipment is computed based on an accelerated method over the estimated useful lives of the assets, which range from three to ten years. Amortization of leasehold improvements is computed based on the straight-line method over the term of the associated lease.

     6.  Natural Gas Sales and Gas Imbalances

     Natural gas imbalances are generated on properties for which two or more owners have the right to take production "in-kind" and, in doing so, take more or less than their respective entitled percentage.

     The Company follows the entitlements method of accounting for natural gas sales, recognizing as revenues only its net share of all production sold.
     Any amount received in excess of or less than the Company's revenue interest is recorded as a net gas balancing asset or liability. At June 30,
     2005 and December 31, 2004, the Company's net underproduced position was approximately 136,000 Mcf and 121,000 Mcf with an associated asset of approximately $181,000, which is recorded in other assets in the consolidated balance sheets.

     7.  Cash Equivalents

     All highly liquid unrestricted investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     8.  Inventory

     Inventory is stated at the lower of cost (weighted average) or fair market value.

     9.  Credit and Market Risk

     The Company sells oil and natural gas to various customers and participates with other parties in the drilling, completion and operation of oil and natural gas wells Joint interest and oil and natural gas sales receivables related to these operations are generally unsecured. For the three months ended June 30, 2005 and year ended December 31, 2004, the provisions for doubtful accounts receivable were approximately $628,000 and $385,000, respectively, while there were charge-offs of the allowance for $96,000 and
     $146,000 in those periods. The Company has established joint interest operations accounts receivable allowances which management believes are adequate for uncollectible amounts at June 30, 2005 and December 31, 2004, based on management's assessment of the credit worthiness of the joint interest owners and the Company's ability to realize the receivables through netting of anticipated future production.

     10. Deferred Costs

     Deferred loan and offering costs are stated at cost net of amortization computed using the straight-line method over the term of the related loan agreement.

     11. General and Administrative Expense

     The Company receives fees for the operation of jointly-owned oil and gas properties and records such reimbursements as reductions of general and administrative expense.

     12. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of

                                      F-7

     assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions that, in the opinion of management of the Company are significant include oil and natural gas reserves, amortization relating to oil and natural gas properties and asset retirement obligations.

     13. Fair Value of Financial Instruments

     Cash and cash equivalents, trade receivables and payables and installment notes: The carrying amounts reported in the balance sheets approximate fair value due to the short-term maturity of these instruments.

     Long-term debt: The carrying amount reported in the balance sheets approximates fair value because this debt instrument carries a variable interest rate based on market interest rates.

     Senior Notes: The carrying amount reported in the balance sheets was below fair value at June 30, 2005, by approximately $1.4 million and in excess of fair value at December 31, 2004, by approximately $1.4 million, based upon management's estimates. Management bases its estimate on information from the bond underwriters on current bids of the Company's bonds.

     Derivative contracts: The carrying amount reported in the balance sheets is the fair value of the contracts based upon prices quoted by the counterparty to the agreements.

     14. Reclassifications

     Certain reclassifications of previously reported amounts for 2004 have been made to conform with the 2005 presentation format. These reclassifications had no effect on net income.

     15. Accounting Policy for Derivatives

     The Company applies the provisions of SFAS No. 133, Accounting for
     Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires companies to recognize all derivative instruments as either assets or liabilities in the statement of financial position at fair value.

     The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation. For derivatives designated as cash flow hedges and meeting the effectiveness guidelines of
     SFAS No. 133, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured quarterly based on relative changes in fair value between the derivative contract and hedged item during the period of hedge designation.
     The ineffective portion of a derivative's change in fair value is recognized currently in earnings. Forecasted transactions designated as the hedged item in a cash flow hedge are regularly evaluated to assess whether they continue to be probable of occurring, and if the forecasted transaction is no longer probable of occurring, any gain or loss deferred in accumulated other comprehensive income is recognized in earnings currently. All gains and losses, realized and unrealized, for derivatives not formally designated as hedges are recognized in earnings in the period incurred.

     16. Earnings Per Common Share

     Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if dilutive stock options and warrants were exercised, calculated using the treasury stock method. A reconciliation of net income and weighted average shares used in computing basic and diluted net income per share is as follows for the three and six months ended June 30 (in thousands, except share and per share amounts):

                                      F-8

         Three Months Ended June 30
                                                                                     2005           2004
                                                                             ---------------------------------

           BASIC INCOME PER SHARE:
             Net (loss) income                                                $        691      $   7,165
                                                                             =================================
             Weighted average shares                                                 2,273          2,727
                                                                             =================================
             Basic (loss) income per share                                    $    303.98       $2,627.43
                                                                             =================================

           DILUTED INCOME PER SHARE:
             Net (loss) income                                                $        691      $   7,165
                                                                             =================================
             Weighted average shares                                                 2,273          2,727
             Dilutive effect of stock options                                           83          -
                                                                             ---------------------------------
             Weighted average shares assuming dilutive effect
               of stock options                                                      2,356          2,727
                                                                             =================================
             Diluted (loss) income per share                                  $    293.23       $2,627.43
                                                                             =================================

         Six Months Ended June 30
                                                                                    2005            2004
                                                                             ---------------------------------
           BASIC INCOME PER SHARE:
             Net (loss) income                                                  $   (1,041)     $   7,204
                                                                             =================================
             Weighted average shares                                                 2,273          2,727
                                                                             =================================
             Basic (loss) income per share                                      $ (458.01)      $2,641.73
                                                                             =================================

           DILUTED INCOME PER SHARE:
             Net (loss) income                                                  $  (1,041)      $   7,204
                                                                             =================================
             Weighted average shares                                                 2,273          2,727
             Dilutive effect of stock options                                        -              -
                                                                             ---------------------------------
             Weighted average shares assuming dilutive effect
               of stock options                                                      2,273          2,727
                                                                             =================================
             Diluted (loss) income per share                                    $  (458.01)     $2,641.73
                                                                             =================================

     17. Asset Retirement Obligations

     The Company accounts for the future costs of plugging and abandoning its oil and natural gas properties under Financial Accounting Standards Board
     (FASB) SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No.
     143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and amended FASB Statement No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset.

     18. Recently Issued Accounting Pronouncements

     In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS
     123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and is effective for the first interim or annual reporting period beginning after January 1, 2006. Management does not believe the adoption of SFAS 123R will have a significant impact on the
     Company's financial position or results of operations.

     In March 2005, the FASB issued Interpretation 47, Accounting for
     Conditional Asset Retirement Obligations (FIN 47). Statement 143, as
     amended by FIN 47, requires all entities to recognize the fair value of legal obligations to perform asset retirement activities when incurred, including those for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 is effective no later than the end of the fiscal years ending after December 15, 2005 (December 31, 2005 for a

                                      F-9

     calendar-year entity). Management does not believe the adoption of FIN 47 will have a significant impact on the Company's financial position or results of operations.

B - WG ACQUISITION

     The Company completed the WG Acquisition on December 17, 2004. The final adjusted purchase price was $82.6 million, including the assumption and payment of WG's long-term debt of $24.5 million, the settlement of all outstanding derivative instruments of $14.4 million and the balance
     (excluding the escrow) of $32.7 million was paid in cash. $11.0 million of the purchase price was deposited in two separate escrow accounts to provide funds against which the Company may make claims for any subsequently determined breach by WG of representations and warranties in the merger agreement and for potential losses that may arise in connection with certain existing litigation against WG. (See Note E.) The acquisition was financed with a credit facility provided by Wells Fargo Foothill, Inc.
     (Foothill), the Company's existing senior secured lender. (See Note F.)
     RWG's principal assets are producing oil properties located in north Texas, a gas plant and a significant block of undeveloped deep rights in held-by-production leases. RWG's estimated proved reserves at December 31,
     2004 were 13.2 million barrels of oil equivalent.

C - DERIVATIVE CONTRACTS

     During 2005 and 2004, the Company entered into numerous derivative contracts. The Company did not formally designate these transactions as hedges as required by SFAS No. 133 in order to receive hedge accounting treatment. Accordingly, all gains and losses on the derivative financial instruments have been recorded in the statement of operations.

     At June 30, 2005, the Company had purchased put options on 184,000 barrels of oil through December 2005 with a weighted average floor price of $40.00 per barrel, and had purchased call options on 92,000 barrels of oil through
     December 2005 with a weighted average ceiling price of $55.75 per barrel.
     The Company also had collars on 1,015,250 barrels of oil through December
     2007 with a weighted average floor price of $39.55 and a weighted average ceiling price of $62.42. For natural gas, the Company had collars on
     2,714,000 Mmbtu through October 2006. The weighted average floor price was
     $5.95 per Mmbtu and the weighted average ceiling price was $8.20 per Mmbtu.
     The Company also had purchased calls on 1,070,000 Mmbtu for April 2006 through October 2006 at a weighted average ceiling price of $9.50 per
     Mmbtu.

     At December 31, 2004, the Company had purchased put options on 455,500 barrels of oil through December 2005, with a floor price of $40.00. For natural gas, the Company had purchased collars on 1,824,000 MMbtu through
     October 2005. The weighted average floor price was $5.65 per MMbtu and the weighted average ceiling price was $7.84 per MMbtu.

     The Company measured the fair value of its derivatives at June 30, 2005 and
     December 31, 2004, based on quoted market prices. Accordingly, a liability of $6,267,000 and an asset of $1,509,000 were recorded in the consolidated balance sheets at June 30, 2005 and December 31, 2004, respectively.

D - SUBSIDIARY GUARANTORS

     The Company's Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of the Company's current and future subsidiaries (the Subsidiary Guarantors). The following table sets forth condensed consolidating financial information of the
     Subsidiary Guarantors. There are currently no restrictions on the ability of the Subsidiary Guarantors to transfer funds to the Company in the form of cash dividends, loans or advances.

                                      F-10

     The following represents the condensed consolidating balance sheets for the
     Company and its subsidiaries at June 30, 2005 and December 31, 2004 (in thousands):

                                                                                                            Total
                                                                      Subsidiary      Consolidating     Consolidated
                                                       Parent         Guarantors       Adjustments         Amounts
                                                    ------------- ----------------- ----------------- ----------------

June 30, 2005
Current assets                                        $   -           $  16,684          $ (6,991)        $  9,693
Property and equipment, net                              14,435         114,920             -              129,355
Investment in subsidiary                                 25,421           -               (25,421)           -
Other assets                                              3,462           -                (1,220)           2,242
                                                    ------------- ----------------- ----------------- ----------------
Total assets                                          $  43,318       $ 131,604          $(33,632)        $141,290
                                                    ============= ================= ================= ================

Current liabilities                                      32,437           5,502            (6,991)          30,948
Long-term debt                                           28,336          80,038                            108,374
Other non-current liabilities                             6,146           5,524                             11,670
Deferred income taxes                                     -              15,119            (1,220)          13,899
                                                    ------------- ----------------- ----------------- ----------------
Total liabilities                                        66,919         106,183            (8,211)         164,891

Stockholders' equity (deficiency)                       (23,601)         25,421           (25,421)         (23,601)
                                                    ------------- ----------------- ----------------- ----------------
Total liabilities and stockholders' equity
  (deficiency)                                        $  43,318       $ 131,604          $(33,632)        $141,290
                                                    ============= ================= ================= ================

                                                                                                            Total
                                                                      Subsidiary      Consolidating     Consolidated
                                                       Parent         Guarantors       Adjustments         Amounts
                                                    ------------- ----------------- ----------------- ----------------
December 31, 2004
Current assets                                       $    1,455    $       7,020        $    -           $    8,475
Property and equipment, net                              10,563          118,689             -              129,252
Investment in subsidiary                                 11,694            -              (11,694)            -
Other assets                                              2,543            -                 -                2,543
                                                    ------------- ----------------- ----------------- ----------------
Total assets                                         $   26,255    $     125,709        $ (11,694)       $  140,270
                                                    ============= ================= ================= ================

Current liabilities                                  $    6,086    $      18,923           $ -           $   25,009
Long-term debt                                           34,489           78,964             -              113,453
Other non-current liabilities                             3,738            5,194             -                8,932
Deferred income taxes                                     3,602           10,934             -               14,536
                                                    ------------- ----------------- ----------------- ----------------
Total liabilities                                        47,915          114,015             -              161,930

Stockholders' equity (deficiency)                       (21,660)          11,694          (11,694)          (21,660)
                                                    ------------- ----------------- ----------------- ----------------
Total liabilities and stockholders' equity
  (deficiency)                                       $   26,255    $     125,709        $ (11,694)       $  140,270
                                                    ============= ================= ================= ================

                                      F-11

     The following represents the condensed consolidating statements of operations and statements of cash flows for the Company and its subsidiaries for the three months and six months ended June 30, 2005 and
     2004:

                                                                                                           Total
                                                                      Subsidiary      Consolidating    Consolidated
                                                        Parent        Guarantors       Adjustments        Amounts
                                                     ------------- ---------------- ---------------- ----------------

Three Months Ended June 30, 2005
Operating revenues                                    $     (251)      $  13,631         $   -         $    13,380
Operating expenses                                         2,943           6,457             -               9,400
                                                     ------------- ---------------- ---------------- ----------------
Operating income                                          (3,194)          7,174             -               3,980
Other income (expense)                                     2,026             (19)           (4,873)         (2,866)
                                                     ------------- ---------------- ---------------- ----------------
Income (loss) before income taxes                         (1,168)          7,155            (4,873)          1,114
Income taxes                                              (1,859)          2,282             -                 423
                                                     ------------- ---------------- ---------------- ----------------
Net income (loss)                                     $      691       $   4,873         $  (4,873)    $       691
                                                     ============= ================ ================ ================

Cash flows provided by (used in) operating
  activities                                          $    1,938       $    6599         $   -         $     8,537
Cash flows provided by (used in) investing
  activities                                              (1,845)         (1,344)            -              (3,189)
Cash flows provided by (used in) financing
  activities                                                (359)         (4,948)            -              (5,307)
                                                     ------------- ---------------- ---------------- ----------------
Increase (decrease) in cash and cash equivalents            (266)            307             -                  41
Cash and cash equivalents at beginning of period             399           1,272             -               1,671
                                                     ------------- ---------------- ---------------- ----------------
Cash and cash equivalents at end of period            $      133       $   1,579         $   -         $     1,712
                                                     ============= ================ ================ ================

                                                                                                           Total
                                                                      Subsidiary      Consolidating    Consolidated
                                                        Parent        Guarantors       Adjustments        Amounts
                                                     ------------- ---------------- ---------------- ----------------
Three Months Ended June 30, 2004
Operating revenues                                      $  1,173      $    2,795       $       (40)    $     3,928
Operating expenses                                         2,562             897               (40)          3,419
                                                     ------------- ---------------- ---------------- ---------------
Operating income (loss)                                   (1,389)          1,898               509               -
Other income (expense)                                    12,225            -               (1,177)         11,048
                                                     ------------- ---------------- ---------------- ---------------
Income (loss) from continuing operations before
  income taxes                                            10,836           1,898            (1,177)         11,557
Income taxes                                               3,671             721             4,392               -
                                                     ------------- ---------------- ---------------- ---------------
Income from continuing operations                          7,165           1,177            (1,177)          7,165
Loss from discontinued operations, net of tax              -               -                 -                   -
                                                     ------------- ---------------- ---------------- ---------------
Net income (loss)                                       $  7,165       $   1,177      $     (1,177)    $     7,165
                                                     ============= ================ ================ ===============

Cash flows provided by (used in) operating
  activities                                            $  21,780      $ (21,791)     $      -       $         (11)
Cash flows provided by (used in) investing
  activities                                                (632)         21,791            21,159               -
Cash flows provided by (used in) financing
  activities                                             (18,319)          -                 -             (18,319)
                                                     ------------- ---------------- ---------------- ---------------
Increase (decrease) in cash and cash equivalents           2,829           -                 2,829               -
Cash and cash equivalents at beginning of period           3,338           -                 -               3,338
                                                     ------------- ---------------- ---------------- ---------------
Cash and cash equivalents at end of period              $  6,167        $  -          $      -        $      6,167
                                                     ============= ================ ================ ===============

                                      F-12

                                                                                                           Total
                                                                      Subsidiary      Consolidating     Consolidated
                                                        Parent        Guarantors       Adjustments        Amounts
                                                     ------------- ---------------- ----------------- ---------------

Six Months Ended June 30, 2005
Operating revenues                                    $  (4,193)       $ 27,073          $  -            $  22,880
Operating expenses                                        5,721          13,236             -               18,957
                                                     ------------- ---------------- ----------------- ---------------
Operating income (loss)                                  (9,914)         13,837             -                3,923
Other income (expense)                                    4,050              15            (9,667)          (5,602)
                                                     ------------- ---------------- ----------------- ---------------
Income (loss) from continuing operations before
  income taxes                                           (5,864)         13,852            (9,667)          (1,679)
Income taxes                                             (4,823)          4,185             -                 (638)
                                                     ------------- ---------------- ----------------- ---------------
Net income (loss)                                     $  (1,041)       $  9,667          $ (9,667)       $  (1,041)
Cash flows provided by (used in) operating
  activities                                          $   1,983        $ 10,896          $  -            $  12,879
Cash flows provided by (used in) investing
  activities                                             (2,492)         (3,431)            -               (5,923)
Cash flows provided by (used in) financing
  activities                                               (401)         (6,018)            -               (6,419)
                                                     ------------- ---------------- ----------------- ---------------
Increase (decrease) in cash and cash equivalents           (910)          1,447             -                  537
Cash and cash equivalents at beginning of period
                                                          1,043             132             -                1,175
                                                     ------------- ---------------- ----------------- ---------------
Cash and cash equivalents at end of period            $     133         $ 1,579          $  -            $   1,712
                                                     ============= ================ ================= ===============

                                                                                                           Total
                                                                      Subsidiary      Consolidating     Consolidated
                                                        Parent        Guarantors       Adjustments        Amounts
                                                     ------------- ---------------- ----------------- ---------------
Six Months Ended June 30, 2004
Operating revenues                                    $   3,530     $   4,957        $        (80)    $   8,407
Operating expenses                                        5,294         1,368                 (80)        6,582
                                                     ------------- ---------------- ---------------- ----------------
Operating income (loss)                                  (1,764)        3,589               -             1,825
Other income (expense)                                   12,008            30              (2,244)        9,794
                                                     ------------- ---------------- ---------------- ----------------
Income (loss) from continuing operations before
  income taxes                                           10,244         3,619              (2,244)       11,619
Income taxes                                              3,040         1,375                -            4,415
                                                     ------------- ---------------- ---------------- ----------------
Income from continuing operations                         7,204         2,244              (2,244)        7,204
Loss from discontinued operations, net of tax             -             -                   -             -
                                                     ------------- ---------------- ---------------- ----------------
Net income (loss)                                     $   7,204     $   2,244        $     (2,244)    $   7,204
Cash flows provided by (used in) operating
  activities                                          $  24,292     $ (23,666)       $       -        $     626
Cash flows provided by (used in) investing
  activities                                             (1,054)       23,472                -           22,418
Cash flows provided by (used in) financing
  activities                                            (18,995)        -                    -          (18,995)
                                                     ------------- ---------------- ---------------- ----------------
Increase (decrease) in cash and cash equivalents          4,243          (194)               -            4,049
Cash and cash equivalents at beginning of period
                                                          1,924           194                -            2,118
                                                     ------------- ---------------- ---------------- ----------------
Cash and cash equivalents at end of period            $   6,167      $   -            $      -         $  6,167
                                                     ============= ================ ================ ================

The Company has allocated a portion of its long-term debt and has not allocated any portion of accrued interest payable, unamortized debt issue costs and unamortized issue discount to its subsidiaries. In addition, the Company has not allocated general and administrative expenses or interest charges to its subsidiaries. Accordingly, the above condensed consolidating information is not intended to present the Company's subsidiaries on a stand-alone basis.

                                      F-13

E -  COMMITMENTS AND CONTINGENCIES

     In November 2004, Ted Collins, Jr. filed a lawsuit against WG Energy
     Holdings, Inc. and Michael G. Grella, the former President of that company.
     Mr. Collins alleges that WG and Mr. Grella failed to timely apply a $1.5 million advance toward enhancing the shallow depths in certain leases, and failed to deliver assignments of certain interests in those leases, both as allegedly required by the participation agreement between them. Mr. Collins further claims that WG has failed to account to him for revenues allegedly accruing to him under the terms of the participation agreement. Mr. Collins seeks an accounting and to have the partial assignment and/or participation agreement reformed based on allegations of mutual mistake, and further pleads claims of fraud and negligent misrepresentation. He has not pled a specific amount of damages. Management is unable to estimate a range of potential loss, if any, related to this lawsuit, and accordingly no amounts have been recorded in the consolidated financial statements. As this lawsuit existed at the time of the Company's acquisition of WG, a $5 million escrow was established as a reserve for this lawsuit. (See Note B.)

     In 1996, the Company's predecessor sold a natural gas and oil property located in Louisiana state waters in Plaquemines Parish. The property included several uneconomical wells for which the Company estimated the plugging and abandonment (P&A) obligation to be approximately $1,020,000.
     The purchaser provided a letter of credit and a bond totaling $420,000 to ensure funding of a portion of the P&A obligation. The P&A obligation would revert to the Company in the event the purchaser does not complete the required P&A activities. As a result, in connection with the sale, the
     Company recorded a contingent liability of $600,000, which is included in the accompanying consolidated balance sheets.

     In April 2002, a lawsuit was filed in the District Court for Woods County,
     Oklahoma against the Company, certain of its subsidiaries and various other individuals and unrelated companies, by lessors and royalty owners of certain tracts of land, which were sold to Chesapeake Energy Corporation in
     2001. The petition claims that additional royalties are due, because Carmen
     Field Limited Partnership (CFLP), a wholly-owned subsidiary of the Company, resold oil and gas purchased at the wellhead for an amount in excess of the price upon which royalty payments were based and paid no royalties on natural gas liquids extracted from the gas at plants downstream of the system. Other allegations include under-measurement of oil and gas at the wellhead by CFLP, failure to pay royalties on take or pay settlement proceeds and failure to properly report deductions for post-production costs in accordance with Oklahoma's check stub law.

     Company defendants have filed answers in the lawsuit denying all material allegations set out in the petition. The Company believes that fair and proper accounting was made to the royalty owners for production from the subject leases and intends to vigorously defend the lawsuit. Management is unable to estimate a range of potential loss, if any, related to this lawsuit, and accordingly no amounts have been recorded in the consolidated financial statements. In the event the court should find Company defendants liable for damages in the lawsuit, a former joint venture partner is contractually obligated to pay a portion of any damages assessed against the defendant lessees up to a maximum contribution of approximately $2.8 million.

     The Company is also involved in legal proceedings and litigation in the ordinary course of business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

F -  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                   June 30,          December 31,
                                                                                     2005                2004
                                                                              -----------------------------------------
                                                                                           (In thousands)

         11.5% Senior Notes due 2008, net of discount                             $   28,288         $    28,268
         Revolving Credit Facility                                                    86,355              88,663
         Installment loan agreements                                                     295                 413
                                                                              -----------------------------------------
                                                                                     114,938             117,344
         Less amount due within one year                                               6,564               3,891
                                                                              -----------------------------------------
                                                                                  $  108,374         $   113,453
                                                                              =========================================

                                      F-14

     1.  Senior Notes

     In February 1998, the Company completed the sale of $115 million of 11.5%
     Senior Notes due 2008 in a public offering of which $28.4 million remained outstanding at June 30, 2005 and December 31, 2004. The Senior Notes are
     senior unsecured obligations of the Company and are redeemable at the option of the Company in whole or in part, at any time on or after February
     15, 2005, at prices ranging from 111.5% to 103.8% of face amount to their scheduled maturity in 2008.

     At June 30, 2005 and December 31, 2004, the unamortized original issue discount associated with the Notes totaled $108,000 and $128,000, respectively.

     2.  Revolving Credit Facility

     On May 24, 2005, the Company amended its loan and security agreement with
     Wells Fargo Foothill (Foothill), resulting in the addition of a third party, ABLECO, and additional hedging requirements.

     In December 2004, the Company entered into an amended and restated $90.0 million senior secured credit facility provided by Foothill. The facility includes a $30.0 million term loan and a $60.0 million revolving credit facility, reducing by $2.5 million per quarter commencing September 30,
     2005 and continuing until the committed amount of the revolver is reduced to $50.0 million. Borrowings under the revolving credit facility bear interest at Foothill's base rate plus 2% (8.25% and 7.25% at June 30, 2005 and December 31, 2004), or LIBOR plus 4% (7.46% at June 30, 2005), at the option of the Company, while advances under the term loan bear interest at the base rate plus 5% (11.25% at June 30, 2005 and 10.25% at December 31,
     2004), or LIBOR plus 7% (10.46% at June 30, 2005), also at the option of the Company. The entire facility will mature in December 2008. The amount of credit available under the credit facility at June 30, 2005 and December
     31, 2004 was $3.6 million and $1.3 million, respectively.

     The Company is required to pay a commitment fee equal to .375% per annum on the amount by which the borrowing base exceeds the aggregate amount outstanding under the Foothill credit facility. Amounts outstanding under the Foothill credit facility are collateralized by substantially all current and future assets of the Company and its subsidiaries. Along with the pledged collateral mentioned above, Foothill also has first rights to the Company's cash accounts.

     The credit facility contains customary covenants which, among other things, require periodic financial and reserve reporting and limit the Company's incurrence of indebtedness, liens, dividends, loans, mergers, transactions with affiliates, investments and sales of assets, and require the Company to maintain certain financial ratios, including minimum tangible net worth, capital expenditures limitation and EBITDA. The credit facility also requires the Company to maintain derivative contracts (hedging) for specified percentages of future production.

     If the Company fails to satisfy or obtain a waiver for the covenants of the credit facility, Foothill could consider the Company to be in default. Upon default, Foothill may declare all obligations immediately due and payable, cease advancing money or extending credit, terminate the agreement, and secure its rights in the Company's collateral. The Foothill credit facility also contains a subjective acceleration clause whereby Foothill may declare an event of default if it determines a material adverse change has occurred. Management believes it is unlikely that the subjective acceleration clause would be asserted in 2005 and therefore has classified the credit facility as a long-term obligation in accordance with its stated
     maturity.

     On April 29, 2004, the Company amended its loan and security agreement with
     Foothill to allow for the sale of RBOC (Note H) and to restate certain future financial covenants.

     At June 30, 2005, the Company was in compliance with debt covenants.

G -  CAPITAL STOCK

     In August 2004, the Company repurchased and retired one-sixth of its outstanding common shares and vested stock options for $5.0 million and
     $135,000, respectively. The cash paid to repurchase the common shares and stock options is equal to their respective estimated fair values on the date of settlement and, therefore, is recorded as a reduction of equity. No additional compensation expense was incurred as a result of the repurchase of the

                                      F-15

     stock options. Absent a market price for or comparable to the untraded securities, management estimated the fair value of the common stock by dividing the net asset value by the total number of shares outstanding. The fair value of the stock options was calculated as the excess of the estimated value of the common stock over the exercise price of the options.
     Management believes the estimation method and assumptions utilized represent the best available evidence of the value of the equity securities at the settlement date.

     The Company declared cash dividends of $220.0220 and $396.0396 per share or
     $400,000 and $900,000 for the three and six months ended June 30, 2005.

     The Company declared cash dividends of $0 and $146.6814 per share or $0 and
     $400,000 for the three and six months ended June 30, 2004.

H -  SALE OF RBOC

     On April 23, 2004, the Company entered into a stock sale agreement with
     Range Energy I, Inc. to sell all of the issued and outstanding shares of common capital stock of RB Operating Company (RBOC), a wholly-owned subsidiary of the Company. The transaction closed on April 29, 2004, for a purchase price of $22.5 million, subject to customary post-closing adjustments. The Company received proceeds of $21.8 million, net of transaction costs of $363,000 and cash paid of $814,000, from the sale, of which $17.9 million was used to pay the remaining balance on the Foothill loan and security agreement.

     With this sale, the Company sold approximately 27% of its proved natural gas and oil reserves. As this significantly altered the relationship between the Company's capitalized costs and proved reserves, the Company recognized a gain on the sale of $12.1 million.

I - DEFERRED COMPENSATION

     On April 21, 2004, the Company adopted a Deferred Bonus Compensation Plan
     (the "Plan") for senior management employees of the Company. The Plan is to provide additional compensation for significant business transactions with a portion of each bonus to be deferred to encourage retention of key employees. Determination of significant business transactions and terms of awards is made by a committee comprised of the owners of the Company.

     At June 30, 2005 and 2004, three members of senior management had been granted awards related to the sale of RBOC. Each award provides for a total compensation of $75,000 and vests on each anniversary date for three years, beginning on July 1, 2004. Receipt of the award is contingent to the members being employed on the anniversary date. Should there be a change of control or involuntary termination, as defined in the award contract, each member will become fully vested in his award. At June 30, 2005 and 2004,
     $75,000 is recorded in accrued compensation.

J - FINANCIAL CONDITION AND MANAGEMENT PLANS

     The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, for the six months ended June 30, 2005, the Company incurred a net loss of approximately $1.0 million as compared to net income of approximately $7.2 million for the same period in the prior year. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Management believes that borrowings currently available to the Company under the Company's revolving credit facility, the remaining balance of unrestricted cash and cash flows from operations will be sufficient to satisfy its currently expected capital expenditures, working capital and debt service obligations for the foreseeable future. The actual amount and timing of future capital requirements may differ materially from estimates as a result of, among other things, changes in product pricing and regulatory, technological and competitive developments. Sources of additional financing may include commercial bank borrowings, vendor financing and the sale of natural gas and oil properties or equity or debt securities. Management cannot assure that any such financing will be available on acceptable terms or at all.

                                      F-16

K - RELATED PARTY TRANSACTIONS

     The Company paid rent expense of approximately $29,000 and $32,000 relating to a condominium for one of the shareholders of the Company for the six months ended June 30, 2005 and 2004, respectively.

     For the six months ended June 30, 2005 and 2004, approximately $225,000 and
     $200,000, respectively, of expenses for the shareholders of the Company are included in general and administrative expenses in the consolidated statements of operations, some of which may be personal in nature.

L - BRIDGEPORT TRANSACTION

     In June 2005, the Company sold overriding royalty interests in certain properties located in Jack and Wise Counties, Texas for $2.3 million to
     Bridgeport Royalties, LLC. Bridgeport Royalties, LLC is a related party of the Company, owned and operated by the owners and several officers and employees of the Company, in addition to outside counsel. No gain on the sale was recognized and the proceeds were applied to reduce the Foothill
     Revolver facility. As of June 30, 2005 and December 31, 2004, the Company
     had accrued revenues payable of $145,000 and $0 to Bridgeport Royalties,
     LLC.

M - SUBSEQUENT EVENTS

     In August 2005 and September 2005, the Company paid approximately $3.6 million and $2.8 million to Coral Energy Holding, LP to satisfy margin calls related to the Company's derivative contracts.

                                      F-17

                                RAM ENERGY, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
               (In thousands, except share and per share amounts)

                           December 31, 2004 and 2003

                                                                                                   2004             2003
                                                                                               -----------       ----------

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                   $     1,175       $    2,118
   Short-term investments                                                                            -                1,681
   Accounts receivable:
     Natural gas and oil sales, net of allowance of $0 ($0 in 2003)                                  4,874            2,288
     Joint interest operations, net of allowance of $687 ($433 in 2003)                                630              616
     Other, net of allowance of $37 ($0 in 2003)                                                        28               36
   Prepaid expenses and deposits                                                                       259              522
   Derivative assets                                                                                 1,509               89
                                                                                               -----------       ----------
         Total current assets                                                                        8,475            7,350

PROPERTIES AND EQUIPMENT AT COST (Note P):
   Natural gas and oil properties and equipment, full cost method                                  147,392           60,760
   Other property and equipment                                                                      5,779            4,642
                                                                                               -----------       ----------
                                                                                                   153,171           65,402
   Less accumulated depreciation and amortization                                                   23,919           27,809
                                                                                               -----------       ----------
         Total properties and equipment                                                            129,252           37,593

OTHER ASSETS:
   Deferred loan costs relating to revolving credit facility, net of accumulated
     amortization of $20 ($334 in 2003) (Note D)                                                     1,481              593
   Deferred offering costs relating to Senior Notes, net of accumulated amortization of
     $4,090 ($3,969 in December 2003) (Note D)                                                         364              485
   Other                                                                                               698              213
                                                                                               -----------       ----------
              Total assets                                                                     $   140,270       $   46,234
                                                                                               ===========       ==========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Accounts payable:
     Trade                                                                                     $     5,273       $    1,244
     Natural gas and oil proceeds due others                                                         2,528            1,709
   Accrued liabilities:
     Compensation                                                                                      583              422
     Interest                                                                                        1,547            1,316
     Income tax liability                                                                           11,187            3,535
     Other                                                                                           -                  421
   Long-term debt due within one year (Note D)                                                       3,891               61
                                                                                               -----------       ----------
         Total current liabilities                                                                  25,009            8,708

GAS BALANCING LIABILITY                                                                              -                  211
NATURAL GAS AND OIL PROCEEDS DUE OTHERS                                                              2,275            2,155
LONG-TERM DEBT (Note D)                                                                            113,453           45,996
DEFERRED INCOME TAXES                                                                               14,536            7,886
COMMITMENTS AND CONTINGENCIES (Note K)                                                                 600              600
ASSET RETIREMENT OBLIGATION                                                                          6,057            1,352

STOCKHOLDERS' DEFICIENCY (Note H):
   Common stock, $10.00 par value; authorized - 5,000 shares; issued and outstanding - 2,273 and 2,727 shares at December 31, 2004 and 2003, respectively
                                                                                                        23               27
   Paid-in capital                                                                                      73               88
   Accumulated deficit                                                                             (21,756)         (20,789)
                                                                                               -----------       ----------
   Stockholders' deficiency                                                                        (21,660)         (20,674)
                                                                                               -----------       ----------
              Total liabilities and stockholders' deficiency                                    $  140,270       $   46,234
                                                                                               ===========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-18

                                RAM ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
               (In thousands, except share and per share amounts)
                           December 31, 2004 and 2003

                                                                                          2004             2003             2002
                                                                                     -----------       ----------       --------

OPERATING REVENUES:
   Natural gas and oil sales                                                         $    17,677       $   20,521       $   10,061
   Other                                                                                     285              155              163
   Realized and unrealized loss on derivatives                                              (875)            (177)            (208)
                                                                                     -----------       ----------       ----------
         Total operating revenues                                                         17,087           20,499           10,016

OPERATING EXPENSES:
   Natural gas and oil production taxes                                                    1,263            1,408            1,044
   Natural gas and oil production expenses                                                 3,948            3,527            3,023
   Depreciation and amortization                                                           3,273            4,098            2,947
   Accretion expense                                                                          78               48            -
   Provision for litigation                                                                -                   38              140
   General and administrative, overhead and other expenses, net of operator's
     overhead fees                                                                         6,601            6,293            5,718
                                                                                     -----------       ----------      -----------
         Total operating expenses                                                         15,163           15,412           12,872
                                                                                     -----------       ----------      -----------
         Operating income (loss)                                                           1,924            5,087           (2,856)

OTHER INCOME (EXPENSE):
   Gain on early extinguishment of debt                                                    -                -               32,883
   Gain on sale of other property, plant and equipment                                        53            -                -
   Gain on sale of subsidiary (Note C)                                                    12,139            -                -
   Interest expense                                                                       (5,070)          (4,912)          (9,240)
   Interest income                                                                            35               41              291
                                                                                     -----------       ----------      -----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                      9,081              216           21,078

INCOME TAX PROVISION (Note I)                                                              3,733              228            7,975
                                                                                     -----------       ----------      -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                                   5,348              (12)          13,103

DISCONTINUED OPERATIONS:
   Loss from discontinued operations                                                       -               (1,723)         (18,016)
   Income tax benefit                                                                      -                 (655)          (6,846)
                                                                                     -----------       ----------      -----------

LOSS FROM DISCONTINUED OPERATIONS                                                          -               (1,068)         (11,170)
                                                                                     -----------       ----------      -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
                                                                                           5,348           (1,080)           1,933

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE (Net of tax benefit of $0, $275
   and $0 in 2004, 2003 and 2002, respectively)                                            -                 (448)           -
                                                                                     -----------       ----------      -----------

         Net income (loss)                                                           $     5,348       $   (1,528)     $     1,933
                                                                                     ===========       ==========      ===========

BASIC WEIGHTED EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations                                          $  2,098.15       $    (4.40)     $  4,804.92
   Loss from discontinued operations                                                       -              (391.64)       (4,096.08)
   Cumulative effect of change in accounting principle                                     -              (164.28)           -
                                                                                     -----------       ----------       ----------
         Net income (loss)                                                           $  2,098.15       $  (560.32)      $   708.84
                                                                                     ===========       ==========       ==========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                                  2,549            2,727            2,727
                                                                                     ===========       ==========       ==========

DILUTED EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations                                          $  2,024.29       $    (4.40)     $  4,804.92
   Loss from discontinued operations                                                       -              (391.64)       (4,096.08)
   Cumulative effect of change in accounting principle                                     -              (164.28)           -
                                                                                     -----------       ----------       ----------
         Net income (loss)                                                           $  2,024.29       $  (560.32)      $   708.84
                                                                                     ===========       ==========       ==========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                                2,642            2,727            2,727
                                                                                     ===========       ==========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-19

                                RAM ENERGY, INC.

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)
                    (In thousands, except per share amounts)

                  Years ended December 31, 2004, 2003 and 2002

                                                                                                                Total
                                                                Common      Paid-in     Accumulated          Stockholders'
                                                                Stock       Capital        Deficit            Deficiency
                                                                ------      -------     ------------         ------------

BALANCE, January 1, 2002                                         $ 27         $  16      $   (20,390)         $  (20,347)

  Net income                                                      -             -              1,933               1,933

  Expense related to stock options                                -              72            -                      72
                                                                 ----         -----      -----------          ----------

BALANCE, December 31, 2002                                         27            88          (18,457)            (18,342)

  Net loss                                                        -             -             (1,528)             (1,528)

  Dividends declared (Note H)                                     -             -               (804)               (804)
                                                                 ----         -----      -----------          ----------

BALANCE, December 31, 2003                                         27            88          (20,789)            (20,674)

  Net income                                                      -             -              5,348               5,348

  Dividends declared (Note H)                                     -             -             (1,200)             (1,200)

  Purchase and cancellation of shares and outstanding
     options                                                       (4)          (15)          (5,115)             (5,134)
                                                                 ----         -----      -----------          ----------

BALANCE, December 31, 2004                                       $ 23         $  73      $   (21,756)         $  (21,660)
                                                                 ====         =====      ===========          ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-20

                                RAM ENERGY, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (In thousands)

                  Years ended December 31, 2004, 2003 and 2002

                                                                                   2004              2003             2002
                                                                               ----------        ----------       --------

OPERATING ACTIVITIES:
   Net income (loss)                                                           $    5,348        $   (1,528)      $    1,933
   Loss from discontinued operations                                                -                (1,068)         (11,170)
                                                                               ----------        ----------       ----------
   Income (loss) from continuing operations                                         5,348              (460)          13,103
   Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities-
       Depreciation and amortization-
         Natural gas and oil properties and equipment                               3,011             3,785            2,656
         Amortization of Senior Notes discount                                         42                20              157
         Deferred offering costs                                                      121               117              428
         Deferred loan costs                                                          329               308               26
         Other property and equipment                                                 262               313              291
         Accretion expense                                                             78                48            -
       Gain on sale of subsidiary                                                 (12,139)            -                -
       Cumulative effect in change in accounting principle, net of tax
                                                                                    -                   448            -
       Provision for litigation                                                     -                 -                  140
       Unrealized gain on derivatives                                                (128)              (67)           -
       Expense related to stock options                                             -                 -                   72
       Loss (gain) on sale of other property and equipment                             (1)               13                8
       (Gain) loss on early extinguishment of debt, net                             -                 -              (32,883)
       Deferred income taxes                                                        3,733               228            7,975
       Cash provided by (used in) changes in operating assets and liabilities, net of acquisitions-
           Accounts receivable                                                        666              (373)             194
           Prepaid expenses, deposits and other assets                                342               109              167
           Accounts payable                                                           (67)             (664)          (4,290)
           Accrued liabilities                                                      1,907               942           (1,033)
           Gas balancing liability                                                   (393)              109             (173)
           Premiums paid on derivatives                                            (1,314)            -                -
                                                                               ----------        ----------       ----------
              Total adjustments                                                    (3,551)            5,336          (26,265)
                                                                               ----------        ----------       ----------
                Net cash provided by (used in) continuing operations                1,797             4,876          (13,162)
                Net cash provided by (used in) discontinued operations              -                   898           (1,680)
                                                                               ----------        ----------       ----------
                Net cash provided by (used in) operating activities                 1,797             5,774          (14,842)
                                                                               ----------        ----------       ----------

INVESTING ACTIVITIES:
   Proceeds released from escrow                                                    -                 -                6,375
   Payments for natural gas and oil properties and equipment                       (5,900)           (4,282)          (6,700)
   Proceeds from sales of other natural gas and oil properties and
     equipment                                                                        320               187              446

                                      F-21

                                RAM ENERGY, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                   (UNAUDITED)
                                 (In thousands)

                  Years ended December 31, 2004, 2003 and 2002

                                                                                2004              2003             2002
                                                                            ----------        ----------       --------

   Payments for other property and equipment                                      (205)             (343)            (266)
   Proceeds from sales of other property and equipment                              38                15               39
   RWG acquisition, net of cash acquired                                       (82,577)            -                -
   Proceeds from the sale of subsidiary                                         21,791             -                -
   Proceeds from sale of pipeline system                                         -                12,026            -
   Payment for other assets                                                      -                 -                   (5)
   Proceeds from sales of other assets                                           -                 -                   65
   Proceeds from (payments for) short-term investments                           1,681              (181)           -
                                                                            ----------        -----------      ----------
                Net cash (used in) provided by investing activities            (64,852)            7,422              (46)
                                                                            ----------        ----------       ----------

FINANCING ACTIVITIES:
   Payments on long-term debt                                                  (18,234)         (11,929)             (238)
   Proceeds from borrowings on long-term debt                                   88,585             -               27,459
   Payments for purchase of Senior Notes                                         -                 -              (30,000)
   Payments for deferred loan costs                                             (1,501)            -                 (952)
   Stock repurchased and retired                                                (5,134)            -                -
   Dividends paid                                                               (1,604)             (404)           -
                                                                            ----------        ----------       ----------
                Net cash provided by (used in) financing activities             62,112           (12,333)          (3,731)
                                                                            ----------        ----------       ----------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS
                                                                                  (943)              863          (18,619)

CASH AND CASH EQUIVALENTS, beginning of year                                     2,118             1,255           19,874
                                                                            ----------        ----------       ----------
CASH AND CASH EQUIVALENTS, end of year                                      $    1,175           $ 2,118          $ 1,255
                                                                            ==========        ==========       ==========

DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Accrued interest added to principal balance of Credit Facility         $      554           $ 1,699          $ -
                                                                            ==========        ==========       ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for income taxes                                               $      300           $ -              $ -
                                                                            ==========        ==========       ==========
   Cash paid for interest                                                   $    3,266           $ 3,266          $10,199
                                                                            ==========        ==========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-22

                                RAM ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                        December 31, 2004, 2003 and 2002

A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ORGANIZATION AND BASIS OF

       FINANCIAL STATEMENTS

     1.  Nature of Operations and Organization

     RAM Energy, Inc. (the Company) operates exclusively in the upstream segment of the natural gas and oil industry with activities including drilling, completion and operation of natural gas and oil wells. The Company conducts the majority of its operations in the states of Texas, Louisiana, Oklahoma and New Mexico. On December 17, 2004, the Company completed its acquisition of WG Energy Holdings, Inc. (WG), a Delaware corporation, in which a wholly owned subsidiary of the Company created specifically for such purpose merged with and into WG and WG was the surviving corporation in the merger
     (the WG Acquisition). At the time of the merger, the name of WG was changed to RWG Energy, Inc., or RWG. RWG, with its four existing subsidiaries, are now first and second tier subsidiaries of the Company. On August 1, 2003, the Company sold its natural gas and oil pipeline system and a saltwater disposal operation in north central Oklahoma (the pipeline system). The pipeline system purchased, transported and marketed natural gas and oil production and disposed of saltwater from properties owned by the Company and other natural gas and oil companies. (See Note J.)

     2.  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     3.  Properties and Equipment

     The Company follows the full cost method of accounting for natural gas and oil operations. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of natural gas and oil reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of natural gas and oil properties except in transactions that would substantially alter the amortization base of the capitalized costs.

     Under the full cost method, the net book value of natural gas and oil properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved natural gas and oil properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes that are fixed and determinable by existing contracts.
     The net book value is compared to the ceiling limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the ceiling limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. Reserve estimates used in determining estimated future net revenues have been prepared by an independent petroleum engineer.

     The discounted future net revenues at December 31, 2004 and 2003, include approximately $108.0 million and $48.0 million, respectively, related to undeveloped and nonproducing properties on which estimated discounted capital expenditures of approximately $36.0 million and $9.5 million, respectively, will be required to develop and produce the reserves. The
     Company expects the funding for these projects to be provided from future cash flows from operations and borrowings under its credit facility or additional borrowings. (See Note D.)

                                      F-23

     The Company has capitalized internal costs of approximately $596,000,
     $434,000 and $600,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Such capitalized costs include salaries and related benefits of individuals directly involved in the Company's acquisition, exploration and development activities based on the percentage of their time devoted to such activities.

     In accordance with the impairment provisions of Statement of Financial
     Accounting Standards (SFAS) No. 144, Accounting for the Impairment or
     Disposal of Long-Lived Assets, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset. At December 31, 2002, the net book value of the pipeline system exceeded the expected future cash flows from the pipeline. Accordingly, an impairment charge of $12.7 million, $7.9 million after tax, was recorded in the statement of operations for the year ended December 31, 2002, for the excess of the net book value over the fair value. No impairments were recorded in 2004 or
     2003.

     Other property and equipment consists principally of furniture and equipment and leasehold improvements. Other property and equipment and related accumulated amortization and depreciation are relieved upon retirement or sale and the gain or loss is included in operations. Renewals and replacements that extend the useful life of property and equipment are treated as capital additions. Accumulated depreciation of other property and equipment at December 31, 2004 and 2003, is approximately $3,845,000 and $3,803,000, respectively.

     4.  Depreciation and Amortization

     All capitalized costs of natural gas and oil properties and equipment including the estimated future costs to develop proved reserves are amortized using the unit-of-production method using total proved reserves.
     Depreciation of other equipment is computed based on an accelerated method over the estimated useful lives of the assets, which range from three to ten years. Amortization of leasehold improvements is computed based on the straight-line method over the term of the associated lease. (See Note A.9.)

     5.  Natural Gas and Oil Sales and Gas Imbalances

     Natural gas and oil imbalances are generated on properties for which two or more owners have the right to take production "in-kind" and, in doing so, take more or less than their respective entitled percentage.

     The Company follows the entitlements method of accounting for natural gas and oil sales, recognizing as revenues only its net share of all production sold. Any amount received in excess of or less than the Company's revenue interest is recorded as a net gas balancing asset or liability. At December
     31, 2004, the Company's net underproduced position was approximately
     121,000 Mcf with an associated asset of approximately $181,000, which is recorded in other assets in the consolidated balance sheet. At December 31,
     2003, the Company's net overproduced position was approximately 136,000 Mcf with an associated liability of approximately $212,000. Charges for transportation are included in natural gas and oil production taxes.

     6.  Cash Equivalents

     All highly liquid unrestricted investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     7.  Short-Term Investments

     The Company purchased a $1.5 million certificate of deposit (CD) with a bank that served as collateral for a three-year $1.5 million standby letter of credit issued to Carmen Acquisition Corp. in 2001. The CD is included in current assets in the consolidated balance sheet as of December 31, 2003.
     The letter of credit was released during the fourth quarter of 2003 due to the sale of the Company's pipeline during 2003. (See Note K.) The Company received proceeds from the CD in the first quarter of 2004, when the CD matured.

                                      F-24

     8.  Credit and Market Risk

     The Company sells natural gas and oil to various customers and participates with other parties in the drilling, completion and operation of natural gas and oil wells. Joint interest and natural gas and oil sales receivables related to these operations are generally unsecured. In 2004, approximately
     52% of total revenues were to four customers (68% to four customers in 2003 and 63% to four customers in 2002), with sales to each comprising 23%, 11%,
     10% and 8% (27%, 20%, 12% and 9% in 2003 and 35%, 16%, 6% and 6% in 2002)
     of total revenues. For the years ended December 31, 2004, 2003 and 2002, the provisions for doubtful accounts receivable were approximately
     $385,000, $17,000 and $450,000, respectively, while charge-offs of the allowance were approximately $146,000, $479,000 and $0, respectively. For the years ended December 31, 2004, 2003 and 2002, the Company received approximately $62,000, $56,000 and $0, respectively, for accounts previously written-off. The Company has established joint interest operations accounts receivable allowances, which management believes are adequate for uncollectible amounts at December 31, 2004 and 2003, based on management's assessment of the credit worthiness of the joint interest owners and the Company's ability to realize the receivables through netting of anticipated future production.

     At December 31, 2004 and 2003, the Company had cash deposits concentrated in certain banks, which exceeded the maximum insured by the Federal Deposit
     Insurance Corporation. The book balances of these deposits totaled approximately $1,175,000 and $3,799,000 at December 31, 2004 and 2003,
     respectively.

     9.  Deferred Costs

     Deferred loan and offering costs are stated at cost net of amortization computed using the straight-line method over the term of the related loan agreement. The estimated aggregate amortization expense for the next five fiscal years is as follows:

              2005                                               $   619,000
              2006                                                   619,000
              2007                                                   600,000
              2008                                                     7,000
              2009                                                     -

     10. General and Administrative Expense

     The Company receives fees for the operation of jointly-owned oil and gas properties and records such reimbursements as reductions of general and administrative expense. Such fees totaled approximately $212,000, $406,000 and $517,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

     11. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions that, in the opinion of management of the Company are significant include natural gas and oil reserves, amortization relating to natural gas and oil properties and asset retirement obligations.

     12. Fair Value of Financial Instruments

     Cash and cash equivalents, trade receivables and payables and installment notes: The carrying amounts reported in the balance sheets approximate fair value due to the short-term maturity of these instruments.

     Long-term debt: The carrying amount reported in the balance sheets approximates fair value because this debt instrument carries a variable interest rate based on market interest rates.

                                      F-25

     Senior Notes: The carrying amount reported in the balance sheets exceeds fair value at December 31, 2004 and December 31, 2003, by approximately
     $1.4 million and $7.1 million, respectively, based upon management's estimates. Management bases its estimate on information from the bond underwriters on current bids of the Company's bonds.

     Derivative contracts: The carrying amount reported in the balance sheets is the fair value of the contracts based upon prices quoted by the counterparty to the agreements.

     13. Reclassifications

     Certain reclassifications of previously reported amounts for 2003 and 2002 have been made to conform with the 2004 presentation format. These reclassifications had no effect on net income (loss).

     14. Accounting Policy for Derivatives

     The Company applies the provisions of SFAS No. 133, Accounting for
     Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires companies to recognize all derivative instruments as either assets or liabilities in the statement of financial position at fair value.

     The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation. For derivatives designated as cash flow hedges and meeting the effectiveness guidelines of
     SFAS No. 133, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured quarterly based on relative changes in fair value between the derivative contract and hedged item during the period of hedge designation.
     The ineffective portion of a derivative's change in fair value is recognized currently in earnings. Forecasted transactions designated as the hedged item in a cash flow hedge are regularly evaluated to assess whether they continue to be probable of occurring, and if the forecasted transaction is no longer probable of occurring, any gain or loss deferred in accumulated other comprehensive income is recognized in earnings currently.

                                      F-26

     The Company entered into numerous derivative contracts to reduce the impact of natural gas and oil price fluctuations. The Company did not formally designate these transactions as hedges as required by SFAS No. 133 in order to receive hedge accounting treatment. Accordingly, all gains and losses on the derivative financial instruments during 2004, 2003 and 2002, have been recorded in the statement of operations.

     15. Earnings per Common Share

     Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if dilutive stock options and warrants were exercised, calculated using the treasury stock method. A reconciliation of net income (loss) and weighted average shares used in computing basic and diluted net income (loss) per share is as follows for the years ended December 31 (in thousands, except share and per share amounts):

                                                                   2004            2003              2002
                                                               ------------    -----------       --------

     BASIC INCOME (LOSS) PER SHARE:
       Net income (loss)                                        $    5,348      $   (1,528)     $    1,933
                                                                ==========      ==========      ==========
       Weighted average shares                                       2,549           2,727           2,727
                                                                ==========      ==========      ==========
       Basic net income (loss) per share                        $ 2,098.15      $  (560.32)     $   708.84
                                                                ==========      ==========      ==========

     DILUTED INCOME (LOSS) PER SHARE:
       Net income (loss)                                        $    5,348      $   (1,528)     $    1,933
                                                                ==========      ==========      ==========
       Weighted average shares                                       2,549           2,727           2,727
       Dilutive effect of stock options                                 93           -               -
                                                                -----------     -----------     ----------
       Weighted average shares assuming
         dilutive effect of stock options                            2,642           2,727           2,727
                                                                ==========      ==========      ==========
       Diluted net income (loss) per share                      $ 2,024.29      $  (560.32)     $   708.84
                                                                ==========      ==========      ==========

     During 2003, the Company executed a 1,000-to-1 reverse stock split. Prior period amounts have been restated to reflect the reverse stock split.

     16. Asset Retirement Obligations

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS
     No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143
     addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and amends FASB Statement No. 19, Financial Accounting and
     Reporting by Oil and Gas Producing Companies. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset. The
     Company adopted this standard as of January 1, 2003. The effect of this standard on the Company's results of operations and financial condition at adoption included an increase in long-term liabilities for plugging and abandonment costs of natural gas and oil properties of $1,304,000, net increase in natural gas and oil properties equipment of $530,000, and a non-cash loss as a result of the cumulative effect of change in accounting principle, net of tax, of $448,000 (using a 6.25% discount factor). The
     Company recorded accretion expense of approximately $78,000 and $48,000 in
     2004 and 2003, respectively.

     Had the provisions of SFAS No. 143 been applied in 2002, the liability for asset retirement obligation would have been approximately $1,253,000 at
     January 1, 2002 and the Company's net income and earnings per share for the year ended December 31, 2002 would have been as follows (in thousands, except per share amounts):

                                                                    As Reported             Pro Forma
                                                                    -----------             ---------

         Net income                                                     $  1,933              $  1,847
         Income per share (basic and diluted)                           $ 708.84              $ 677.46

                                      F-27

     The Company recorded the following activity related to the asset retirement liability for the years ended December 31, 2004 and 2003 (in thousands):

                                                                                        2004                 2003
                                                                                     --------             -------

         Liability for asset retirement obligations, beginning of year               $  1,352             $  1,304
         Obligations for wells sold with RB Operating Company                            (238)               -
         Accretion expense                                                                 78                   48
         New obligations for wells drilled                                                275                -
         Obligations for wells purchased in WG Acquisition                              4,661                -
         Obligations for wells sold                                                       (71)               -
                                                                                     --------             --------
         Liability for asset retirement obligations, end of year                     $  6,057             $  1,352
                                                                                     ========             ========

     17. Recently Issued Accounting Pronouncements

     In April 2002, the FASB issued SFAS No. 145, Recission of FASB Statements
     No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical
     Corrections. Under the provisions of SFAS No. 145, gains and losses from the extinguishment of debt generally will no longer be classified as extraordinary items in the statement of operations. The provisions of SFAS
     No. 145 related to the extinguishment of debt become effective for the
     Company beginning in 2003. Upon adoption, all gains and losses on extinguishments of debt that were previously classified as extraordinary items in prior periods were reclassified in the Company's consolidated statements of operations.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.
     Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is effective for fiscal years beginning after December 31, 2002, with early application encouraged. The Company adopted this standard January 1, 2003. The adoption did not have a material impact on the Company's consolidated financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based
     Compensation - Transition and Disclosure - an amendment of FAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS No. 123, Accounting
     For Stock-Based Compensation. SFAS No. 148 does not change the provisions of SFAS No. 123 that permit entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. The
     Company currently has no stock options outstanding to employees and already applies the accounting provisions of SFAS No. 123 to the stock options discussed in Note H. Accordingly, the adoption of SFAS No. 148 did not have a material impact on the Company's consolidated financial position or results of operations.

     In November 2002, the FASB issued Interpretation No. 45 (FIN 45),
     Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45
     requires that upon the issuance of guarantees, the guarantor must recognize a liability for the fair value of the obligations it assumes under the guarantee. Liability recognition is required on a prospective basis for guarantees that are made or modified after December 31, 2002. The adoption of FIN 45 had no impact on the Company's consolidated financial position or results of operations.

     In January 2003, the FASB issued Interpretation No. 46 (FIN 46),
     Consolidation of Variable Interest Entities, an interpretation of ARB 51.
     The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or VIEs) and how to determine when and which business enterprise should consolidate the
     VIE. This new model for consolidation applies to an entity which either (1)
     the equity investors, if any, do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. The adoption of this standard did not have any impact on the Company's consolidated financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on
     Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative

                                      F-28

     instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company adopted SFAS No. 149 as of July 1, 2003. The adoption of SFAS No.149 did not have a material impact on the Company's consolidated financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial
     Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within the scope of SFAS No. 150 as a liability (or an asset in some circumstances).
     SFAS No. 150 was effective for the Company beginning in the third quarter
     2003. The adoption of SFAS No. 150 did not have a material impact on the
     Company's consolidated financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS
     123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and is effective for the first interim or annual reporting period beginning after January 1, 2006. Management does not believe the adoption of SFAS 123R will have a significant impact on the
     Company's financial position or results of operations.

     The FASB issued Staff Position (FSP) Nos. 141-1 and 142-1 as a result of the March 17-18, 2004, Emerging Issues Task Force (EITF) meeting, after the
     EITF reached a consensus on EITF Issue No. 04-2, Whether Mineral Rights are
     Tangible or Intangible Assets, and concluded that mineral rights, as defined in the issue, are tangible assets. This FSP addressed the inconsistency between this consensus and the characterization of mineral rights as intangible assets in SFAS No. 141 and SFAS No. 142. The guidance in this FSP is applicable to the first reporting period beginning after
     April 29, 2004 and, therefore effective for the Company January 1, 2005.
     The FASB encourages early adoption. As such, the Company adopted this FSP effective December 31, 2004. The adoption of this FSP did not have a significant impact on the Company's financial position or results of operations.

B - ACQUISITION

     As previously disclosed in Note A.1, the Company completed the WG
     Acquisition on December 17, 2004.

     The final adjusted purchase price was $82.6 million, including the assumption and payment of WG's long-term debt of $24.5 million, the settlement of all outstanding derivative instruments of $14.4 million and the balance (excluding the escrow) of $32.7 million was paid in cash. $11.0 million of the purchase price was deposited in two separate escrow accounts to provide funds against which the Company may make claims for any subsequently determined breach by WG of representations and warranties in the merger agreement and for potential losses that may arise in connection with certain existing litigation against WG. (See Note K.) The acquisition was financed with a credit facility provided by Wells Fargo Foothill, Inc.
     (Foothill), the Company's existing senior secured lender. (See Note D.)

     RWG's principal assets are producing oil properties located in north Texas, a gas plant and a significant block of undeveloped deep rights in held-by-production leases. RWG's estimated proved reserves at December 31,
     2004 included 9.5 million barrels of oil, 2.1 million barrels of natural gas liquids and 10.0 billion cubic feet of natural gas, or a total of 13.2 million barrels of oil equivalent. The acquisition was done to increase the reserve base for the Company.

     The WG requisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations, and the purchase price has been initially allocated based on the estimated fair value of the individual assets acquired and liabilities assumed at the date of acquisition.

     The assets acquired and preliminary purchase price allocation of the WG acquisition is as follows:

         Current assets                                           $    4,079
         Natural gas and oil properties                               98,601

                                      F-29

         Current liabilities                                          (4,233)
         Debt                                                           (340)
         Asset retirement obligations                                 (4,661)
         Deferred taxes                                              (10,869)
                                                                  ----------
                                                                  $   82,577
                                                                  ==========

     The results of operations for the acquisition have been included in the consolidated statement of operations from the date of acquisition. The following unaudited pro forma consolidated results of operations are presented as if the acquisition had occurred at the beginning of the periods presented.

                                                    Year ended December 31,
                                                     2004                2003
                                                ------------       ----------

         Revenues                               $     49,412       $     41,005
         Loss before cumulative effect of
           changes in accounting principle            (5,768)            (4,430)
         Net loss                               $     (5,768)      $     (4,878)
                                                ============       ============
         Basic and diluted loss per share       $  (2,262.85)      $  (1,788.78)
                                                ============       ============

C - SALE OF SUBSIDIARY

     On April 23, 2004, the Company entered into a stock sale agreement with
     Range Energy I, Inc. to sell all of the issued and outstanding shares of common capital stock of RB Operating Company (RBOC), a wholly-owned subsidiary of the Company. The transaction closed on April 29, 2004 for a purchase price of $22.5 million, subject to customary post-closing adjustments. The Company received proceeds of $21.8 million, net of transaction costs of $363,000 and cash held by RBOC transferred in the sale of $814,000, of which $17.9 million was used to repay the remaining balance on the Foothill loan and security agreement outstanding at the time. (See
     Note D.2.)

     With this sale, the Company sold approximately 27% of its proved natural gas and oil reserves. As this significantly altered the relationship between the Company's capitalized costs and proved reserves, the Company recognized a gain on the sale of $12.1 million.

D - LONG-TERM DEBT

     Long-term debt at December 31 consists of the following (in thousands):

                                                            2004          2003
                                                       ------------  -----------

      11.5% Senior Notes due 2008, net of discount     $     28,268  $    28,226
      Revolving Credit Facility                              88,663       17,752
      Installment loan agreements                               413           79
                                                       ------------  -----------
                                                            117,344       46,057
      Less amount due within one year                         3,891           61
                                                       ------------  -----------
                                                       $    113,453  $    45,996
                                                       ============  ===========

     The amount of required principal payments for the next five years and thereafter, as of December 31, 2004, are as follows: 2005-$3.9 million;
     2006-$5.1 million; 2007-$80.0 million; 2008-$28.4 million; 2009-none.

     1.  Senior Notes

     In February 1998, the Company completed the sale of $115 million of 11.5%
     Senior Notes due 2008 in a public offering of which $28.4 million remained outstanding at December 31, 2004 and 2003. The Senior Notes are senior unsecured obligations of the Company and are redeemable at the option of the Company in whole or in part, at any time on or after February 15, 2005, at prices ranging from 111.5% to 103.8% of face amount to their scheduled maturity in 2008.

                                      F-30

     The indenture under which the Senior Notes were issued contained certain covenants, including covenants that limited (i) incurrences of additional indebtedness and issuances of disqualified capital stock, (ii) restricted payments, (iii) dividends and other payments affecting subsidiaries, (iv)
     transactions with affiliates and outside directors' fees, (v) asset sales,
     (vi) liens, (vii) lines of business, (viii) merger, sale or consolidation and (ix) non-refundable acquisition deposits.

     In November 2002, the Company recognized a gain (net of unamortized deferred offering and original issue discount costs, transaction fees) of
     $32.9 million as a result of the purchase of an additional $63.475 million face amount of the Senior Notes. The Senior Notes, plus accrued interest of
     $1.988 million, were purchased at 46% of face amount and were canceled by the Company. The Company utilized borrowings under its revolving credit agreement and available cash to purchase the Senior Notes.

     In connection with the Company's November 2002 purchase of the Senior
     Notes, the indenture was amended to eliminate the limitations described above.

     At December 31, 2004 and 2003, the unamortized original issue discount associated with the Notes totaled approximately $128,000 and $170,000, respectively.

     2.  Revolving Credit Facility

     In November 2002, the Company entered into a two-part revolving credit facility with Foothill. It provided for a three year, $30 million revolving commitment, subject to certain limitations. Advances under the credit facility bore interest, payable monthly, at the Foothill reference rate plus 2% per annum, but no less than 6% per annum on Loan A ($17.8 million outstanding at December 31, 2003) and at the Foothill reference rate plus
     6% per annum, but no less than 10% per annum on Loan B ($0 outstanding at
     December 31, 2003). (See Note C.)

     In December, 2004 the Company entered into an amended and restated $90.0 million senior secured credit facility provided by Foothill. The facility includes a $30.0 million term loan and a $60.0 million revolving credit facility, reducing by $2.5 million per quarter commencing September 30,
     2005 and continuing until the committed amount of the revolver is reduced to $50.0 million. Borrowings under the revolving credit facility bear interest at Foothill's base rate plus 2% (7.25% at December 31, 2004), or
     LIBOR plus 4%, at the option of the Company, while advances under the term loan bear interest at the base rate plus 4% (9.25% at December 31, 2004), or LIBOR plus 6%, also at the option of the Company. The entire facility will mature in three years. The amount of credit available under the credit facility at December 31, 2004 was $1.3 million.

     The Company is required to pay a commitment fee equal to .375% per annum on the amount by which the borrowing base exceeds the aggregate amount outstanding under the Foothill credit facility. Amounts outstanding under the Foothill credit facility are collateralized by substantially all current and future assets of the Company and its subsidiaries. Along with the pledged collateral mentioned above, Foothill also has first rights to the Company's cash accounts.

     The credit facility contains customary covenants which, among other things, require periodic financial and reserve reporting and limit the Company's incurrence of indebtedness, executive compensation, capital expenditures, transactions with affiliates, sales of assets, liens, loans, mergers and investments and require the Company to meet minimum EBITDA thresholds.
     Additionally, the credit facility requires the Company to hedge at least
     40%, but not more than 80%, of its estimated production for the ensuing six-month period. The Company was in compliance with these covenants or had obtained waivers at December 31, 2004.

     If the Company fails to satisfy or obtain a waiver for the covenants of the credit facility, Foothill could consider the Company to be in default. Upon default, Foothill may declare all obligations immediately due and payable, cease advancing money or extending credit, terminate the agreement, and secure its rights in the Company's collateral. The Foothill credit facility also contains a subjective acceleration clause whereby Foothill may declare an event of default if it determines a material adverse change has occurred. Management believes it is unlikely that the subjective acceleration clause would be asserted in 2005 and therefore has classified the credit facility as a long-term obligation in accordance with its stated
     maturity.

                                      F-31

E - SUBSIDIARY GUARANTORS

     The Company's Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of the Company's current and future subsidiaries (the Subsidiary Guarantors). The following table sets forth condensed consolidating financial information of the
     Subsidiary Guarantors. There are currently no restrictions on the ability of the Subsidiary Guarantors to transfer funds to the Company in the form of cash dividends, loans or advances.

     The following represents the condensed consolidating balance sheets for the
     Company and its subsidiaries as of December 31, 2004 and 2003 (in thousands):

                                                                                                               Total
                                                                    Subsidiary        Consolidating        Consolidated
                                                    Parent          Guarantors         Adjustments            Amounts
                                                    ------          ----------         -----------            -------

     December 31, 2004
     Current assets                                $    1,455       $     7,020         $     -              $     8,475
     Property and equipment, net                       10,563           118,689               -                  129,252
     Investment in subsidiaries                        11,694             -                 (11,694)               -
     Other assets                                       2,543             -                   -                    2,543
                                                   ----------       -----------         -----------          -----------
     Total assets                                  $   26,255       $   125,709         $   (11,694)         $   140,270
                                                   ==========       ===========         ===========          ===========

     Current liabilities                           $    6,086       $    18,923         $-                   $    25,009
     Long-term debt                                    34,489            78,964               -                  113,453
     Other non-current liabilities                      3,738             5,194               -                    8,932
     Deferred income taxes                              3,602            10,934               -                   14,536
                                                   ----------       -----------         -----------          -----------
     Total liabilities                                 47,915           114,015               -                  161,930

     Stockholders' equity (deficiency)                (21,660)           11,694             (11,694)             (21,660)
                                                   ----------       -----------         -----------          -----------
     Total liabilities and stockholders' equity
       (deficiency)                                $   26,255       $   125,709         $   (11,694)         $   140,270
                                                   ==========       ===========         ===========          ===========

                                                                                                            Total
                                                                    Subsidiary        Consolidating      Consolidated
                                                     Parent         Guarantors         Adjustments          Amounts
                                                     ------         ----------         -----------          -------

     December 31, 2003
     Current assets                                $    3,509         $ 15,455           $  (11,614)       $   7,350
     Property and equipment, net                       16,946           20,647                -               37,593
     Investment in subsidiaries                        28,216            -                  (28,216)           -
     Other assets                                       1,291            -                    -                1,291
                                                   ----------         --------           ----------        ---------
     Total assets                                  $   49,962         $ 36,102           $  (39,830)       $  46,234
                                                   ==========         ========           ==========        =========

     Current liabilities                           $   16,302        $   4,020           $  (11,614)       $   8,708
     Long-term debt                                    45,996            -                    -               45,996
     Other non-current liabilities                      3,908              410                -                4,318
     Deferred income taxes                              4,430            3,456                -                7,886
                                                   ----------        ---------           ----------        ---------
     Total liabilities                                 70,636            7,886              (11,614)          66,908

     Stockholders' equity (deficiency)                (20,674)          28,216              (28,216)         (20,674)
                                                   ----------        ---------           ----------        ---------
     Total liabilities and stockholders' equity
       (deficiency)                                $   49,962        $  36,102           $  (39,830)       $  46,234
                                                   ==========        =========           ==========        =========

     The following represents the condensed consolidating statements of operations and statements of cash flows for the Company and its subsidiaries for the years ended December 31, 2004, 2003 and 2002 (in thousands):

                                                                                                               Total
                                                                   Subsidiary         Consolidating        Consolidated
                                                     Parent        Guarantors          Adjustments            Amounts
                                                     ------        ----------          -----------            -------

                                      F-32

     Year ended December 31, 2004
     Operating revenues                            $    7,986        $   9,181            $     (80)         $ 17,087
     Operating expenses                                11,553            3,690                  (80)           15,163
                                                   ----------        ---------            ----------         --------
     Operating (loss) income                           (3,567)           5,491                -                 1,924
     Other income                                      12,015               25               (4,883)            7,157
                                                   ----------        ---------            ----------         --------
     Income before income taxes                         8,448            5,516               (4,883)            9,081
     Income taxes                                       3,100              633                -                 3,733
                                                   ----------        ---------            ---------          --------
     Net income                                    $    5,348        $   4,883            $  (4,883)         $  5,348
                                                   ==========        =========            =========          ========

     Cash flows provided by (used in)
       operating activities                        $   85,788        $ (83,991)           $   -              $  1,797
     Cash flows (used in) provided by
       investing activities                           (66,556)           1,704                -               (64,852)
     Cash flows (used in) provided by
       financing activities                           (20,113)          82,225                -                62,112
                                                   ----------        ---------            ---------          --------
     Decrease in cash and cash equivalents
                                                         (881)             (62)               -                  (943)
     Cash and cash equivalents, beginning of
       year                                             1,924              194                -                 2,118
                                                   ----------        ---------            ---------          --------
     Cash and cash equivalents, end of year
                                                   $    1,043        $     132            $   -              $  1,175
                                                   ==========        =========            =========          ========

                                      F-33

                                                                                                          Total
                                                                  Subsidiary        Consolidating     Consolidated
                                                    Parent        Guarantors         Adjustments         Amounts
                                                    ------        ----------         -----------         -------

     Year ended December 31, 2003
     Operating revenues                            $  15,104       $    5,395          $  -              $ 20,499
     Operating expenses                               14,320            1,092             -                15,412
                                                   ---------       ----------          --------          --------
     Operating income                                    784            4,303             -                 5,087
     Other expense                                    (3,270)            -               (1,601)           (4,871)
                                                   ---------       ----------          --------          --------
     Income (loss) from continuing operations
       before income taxes                            (2,486)           4,303            (1,601)              216
     Income taxes                                     (1,406)           1,634             -                   228
                                                   ---------       ----------          --------          --------
     Income (loss) from continuing operations
                                                      (1,080)           2,669            (1,601)              (12)
     Loss from discontinued operations, net of
       tax                                             -               (1,068)            -                (1,068)
                                                   ---------       ----------          --------          --------
     Net income (loss) before cumulative
       effect of change in accounting principle
                                                      (1,080)           1,601            (1,601)           (1,080)
     Cumulative effect of change in accounting
       principle, net of tax                            (448)           -                 -                  (448)
                                                   ---------       ----------          --------          --------
     Net income (loss)                             $  (1,528)      $    1,601          $ (1,601)         $ (1,528)
                                                   =========       ==========          ========          ========

     Cash flows provided by (used in)
       operating activities                        $  17,756       $  (11,982)         $  -              $  5,774
     Cash flows (used in) provided by
       investing activities                           (4,423)          11,845             -                 7,422
     Cash flows (used in) provided by
       financing activities                          (12,333)           -                 -               (12,333)
                                                   ---------       ----------          --------          --------
     Increase (decrease) in cash and cash
       equivalents                                     1,000             (137)            -                   863
     Cash and cash equivalents, beginning of
       year                                              924              331             -                 1,255
                                                   ---------       ----------          --------          --------
     Cash and cash equivalents, end of
       year                                        $   1,924       $      194          $  -              $  2,118
                                                   =========       ==========          ========          ========

                                      F-34

                                                                                                           Total
                                                                   Subsidiary        Consolidating     Consolidated
                                                    Parent         Guarantors         Adjustments         Amounts
                                                    ------         ----------         -----------         -------

     Year ended December 31, 2002
     Operating revenues                            $   7,441         $   2,575           $   -           $  10,016
     Operating expenses                               12,512               360               -              12,872
                                                   ---------         ---------           ---------       ---------
     Operating income (loss)                          (5,071)            2,215               -              (2,856)
     Other income                                      2,656             1,481              19,797          23,934
                                                   ---------         ---------           ---------       ---------
     Income (loss) from continuing operations
       before income taxes                            (2,415)            3,696              19,797          21,078
     Income taxes                                     (4,348)           12,323               -               7,975
                                                   ---------         ---------           ---------       ---------
     Income (loss) from continuing operations
                                                       1,933            (8,627)             19,797          13,103
     Loss from discontinued operations, net of
       tax                                             -               (11,170)              -             (11,170)
                                                   ---------         ---------           ---------       ---------
     Net income (loss)                             $   1,933         $ (19,797)          $  19,797       $   1,933
                                                   =========         =========           =========       =========

     Cash flows used in operating activities
                                                   $  (6,349)        $  (8,493)          $   -           $ (14,842)
     Cash flows provided by (used in)
       investing activities                            4,332            (4,378)              -                 (46)
     Cash flows (used in) provided by
       financing activities                           (3,889)              158               -              (3,731)
                                                   ---------         ---------           ---------       ---------
     Decrease in cash and cash equivalents
                                                      (5,906)          (12,713)              -             (18,619)
     Cash and cash equivalents, beginning of
       year                                            6,830            13,044               -              19,874
                                                   ---------         ---------           ---------       ---------
     Cash and cash equivalents, end of year
                                                   $     924         $     331           $   -           $   1,255
                                                   =========         =========           =========       =========

     The Company has not allocated to its subsidiaries general and administrative expenses. Accordingly, the above condensed consolidating information is not intended to present the Company's subsidiaries on a stand-alone basis.

F - LEASES

     The Company leases office space and equipment under noncancelable operating lease agreements that expire on various dates through 2007. Approximate future minimum lease payments for operating leases at December 31, 2004, are as follows:

                              2005                            $   287,000
                              2006                                261,000
                              2007                                 54,000
                                                              -----------
                                                              $   602,000
                                                              ===========

                                      F-35

     Rent expense of approximately $288,000, $254,000 and $203,000 was incurred under operating leases in the years ended December 31, 2004, 2003 and 2002, respectively.

     In conjunction with the WG Acquisition, the Company acquired capital leases for operating equipment. Future minimum lease payments for capital leases are approximately $100,000 in 2005 and approximately $50,000 in 2006.

G - DEFINED CONTRIBUTION PLAN

     The Company sponsors a 401(k) defined contribution plan for the benefit of substantially all employees. The plan allows eligible employees to contribute up to 100% of their annual compensation, not to exceed $13,000 for those under 50 years of age and $16,000 for those over 50 in 2004.
     Employer contributions to the plan are discretionary. Company contributions to the plan in 2004, 2003 and 2002 were $190,000, $163,000 and $148,000, respectively.

H - CAPITAL STOCK

     Pursuant to a Special Retainer Agreement effective July 1, 1998, as amended, the Board of Directors granted an outside counsel an option to purchase 50 shares of the Company's common stock, which became fully vested during 2000, and is exercisable through June 30, 2008. On April 4, 2002, the Board of Directors granted fully-vested options to purchase an additional 50 shares of the Company's common stock and set the exercise price on all options at $2,500, an amount which management believes approximates the per common share value of the Company at that date.
     Expense of approximately $71,000 related to the stock options has been recognized in the 2002 statement of operations based on the estimated fair value of the stock options. As of December 31, 2004, after the redemption of one-sixth of the outstanding stock options in August 2004 described below, options to purchase 83.33 shares remained outstanding.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.0%, no expected dividends, expected life of 6.7 years and no volatility.

     Additionally, the Board of Directors approved the 1998 Stock Incentive Plan and reserved 550 shares of common stock, which may be granted under the plan. No grants have been made at December 31, 2004.

     In April 2002, the Company amended its Articles of Incorporation and replaced all its preferred stock and outstanding common stock shares with
     5,000 shares of common stock. Prior to the amendment, the Company had an authorized class of Preferred Stock consisting of 5,000 shares, none of which were issued and outstanding.

     In December 2003, the Company amended its Articles of Incorporation for a
     1,000-to-1 reverse stock split, authorizing 5,000 shares of common stock with a par value of $10.00 per share. Prior period amounts have been restated to reflect the reverse stock split.

     In August 2004, the Company repurchased and retired one-sixth of its outstanding common shares and vested stock options for $5.0 million and
     $135,000, respectively. The cash paid to repurchase the common shares and stock options is equal to their respective estimated fair values on the date of settlement and, therefore, is recorded as a reduction of equity. No additional compensation expense was incurred as a result

                                      F-36

     of the repurchase of the stock options. Absent a market price for or comparable to the untraded securities, management estimated the fair value of the common stock by dividing the estimated net asset value per share by the total number of shares outstanding. The fair value of the stock options was calculated as the excess of the estimated value of the common stock over the exercise price of the options. Management believes the estimation method and assumptions utilized represent the best available evidence of the value of the equity securities at the settlement date.

     The Company declared cash dividends of $804,000 for the year ended December
     31, 2003, $294.68 per share. The unpaid dividends at December 31, 2003 are recorded as other accrued liabilities on the balance sheet and were paid in
     January 2004. The Company declared cash dividends of $1,200,000 for the year ended December 31, 2004, $146.68 per share for $800,000 declared prior to the stock repurchase, and $176.02 per share for the $400,000 declared subsequent to the stock repurchase. All dividends declared in 2004 were paid by December 31, 2004.

I - INCOME TAXES

     Deferred income taxes of the Company reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, are as follows (in thousands):

                                                                                      2004              2003
                                                                                  -----------       --------

         DEFERRED TAX ASSETS RELATED TO:
           Financial charges which are deferred for tax purposes                   $      179        $     573
           Net operating loss carryforward                                              8,542             -
                                                                                   ----------        ----------
                                                                                        8,721              573

         DEFERRED TAX LIABILITIES RELATED TO:
           Financial bases in excess of tax bases primarily on
              properties and equipment                                                 23,257             8,459
                                                                                   ----------        ----------
                net deferred income tax liabilities                                $   14,536        $    7,886
                                                                                   ==========        ==========

     The reconciliation of income taxes computed at the U.S. Federal statutory tax rates to the Company's income tax provision based on income from continuing operations before income taxes for the years ended December 31 is as follows (in thousands):

                                                                 2004                2003              2002
                                                             -----------         -----------       -----------

          Income tax provision (benefit) at statutory        $     3,088         $        73       $     7,167
            rate
          State income taxes                                         361                   6               611
          Non-deductible expenses and other                          284                 149               197
                                                             -----------         -----------       -----------
          Income tax provision (benefit)                     $     3,733         $       228       $     7,975
                                                             ===========         ===========       ===========

     The Company paid $300,000 for income taxes in the year ended December 31,
2004 and $0 in 2003 and 2002.

                                      F-37

J - SALE OF PIPELINE SYSTEM

     On July 18, 2003, the Company entered into an agreement to sell its pipeline system to Continental Gas, Inc. (CGI) for $15.0 million, effective
     August 1, 2003, and subject to certain adjustments. The purchase price was reduced by $3 million in settlement of the claim by CGI. (See Note K.) The sale of the pipeline closed July 31, 2003, and approximately $11.8 million net proceeds were used to reduce the Company's credit facility.

     The results of operations and cash flows related to the pipeline system are reflected in the accompanying financial statements as discontinued
     operations. For the years ended December 31, 2003 and 2002, revenues for discontinued operations were $14,500,000 and $14,409,000, respectively.
     Interest expense of $609,000 and $1,419,000 for the years ended December
     31, 2003 and 2002, respectively, has been allocated to discontinued
     operations in the statements of operations. The 2002 financial statements have been reclassified to provide for comparison.

K - COMMITMENTS AND CONTINGENCIES

     The Company has established a severance agreement for the President and CEO of the Company. This agreement provides for severance benefits to be paid upon involuntary separation as a result of actions taken by the Company or its successors. At December 31, 2004 and 2003, the severance benefits under this agreement were approximately $1,750,000 and $1,825,000, respectively.
     A provision for these benefits will not be made until an involuntary termination is probable.

     In November, 2004 Ted Collins, Jr. filed a lawsuit against WG Energy
     Holdings, Inc. (WG) and Michael G. Grella, the former President of that company. Mr. Collins alleges that WG and Mr. Grella failed to timely apply a $1.5 million advance toward enhancing the shallow depths in certain leases, and failed to deliver assignments of certain interests in those leases, both as allegedly required by the participation agreement between them. Mr. Collins further claims that WG has failed to account to him for revenues allegedly accruing to him under the terms of the participation agreement. Mr. Collins seeks an accounting and to have the partial assignment and/or participation agreement reformed based on allegations of mutual mistake, and further pleads claims of fraud and negligent misrepresentation. He has not pled a specific amount of damages. Management is unable to estimate a range of potential loss, if any, related to this lawsuit, and accordingly no amounts have been recorded in the consolidated financial statements. As this lawsuit existed at the time of the Company's acquisition of WG, a $5 million escrow was established as a reserve for this lawsuit. (See Note B.)

     In June 2003, a lawsuit was filed by CGI against Great Plains Pipeline
     Company (GPPC), a wholly owned subsidiary of the Company, in the District
     Court of Garfield County, Oklahoma. GPPC and CGI were parties to a Gas
     Service Contract (the Contract) dated November 22, 1996, pursuant to which
     GPPC delivered to CGI all of the gas that flowed through GPPC's pipeline system. CGI compressed and processed the gas and then redelivered thermally equivalent volumes to GPPC at the tailgate of the CGI processing plant in
     Woods County. The term of the Contract is for the life of the leases from which GPPC purchased gas in a specified service area.

     In the lawsuit, CGI alleged that over several years, GPPC delivered gas under the Contract that was produced from wells and leases lying outside the specified service area and that such gas was not covered by and should not have been delivered under the Contract. CGI alleged that only gas produced from wells and

                                      F-38

     leases lying inside the service area should be counted for purposes of determining whether or not a compression and processing fee is due, that when outside volumes were excluded, compressing and processing fees were due CGI, and with respect to the outside volumes GPPC delivered under the
     Contract, GPPC owed CGI a market rate for compressing and processing services performed with respect to such gas.

     As a part of the agreement for the sale of the pipeline system by GPPC to
     CGI, the parties agreed to $3.0 million as consideration for a contemporaneous mutual release by CGI and GPPC of all claims of every nature arising out of the Gas Service Agreement between the parties. A provision for litigation settlements in the amount of $3.0 million was recorded at December 31, 2002 as a current liability and netted from the proceeds received from the sale of the pipeline. (See Note J.)

     In April 2002, a lawsuit was filed in the District Court for Woods County,
     Oklahoma against the Company, certain of its subsidiaries and various other individuals and unrelated companies, by lessors and royalty owners of certain tracts of land, which were sold to Chesapeake in 2001. The petition claims that additional royalties are due, because Carmen Field Limited
     Partnership (CFLP), a wholly-owned subsidiary of the Company, resold oil and gas purchased at the wellhead for an amount in excess of the price upon which royalty payments were based and paid no royalties on natural gas liquids extracted from the gas at plants downstream of the system. Other allegations include under-measurement of oil and gas at the wellhead by
     CFLP, failure to pay royalties on take-or-pay settlement proceeds and failure to properly report deductions for post-production costs in accordance with Oklahoma's check stub law.

     Company defendants have filed answers in the lawsuit denying all material allegations set out in the petition. The Company believes that fair and proper accounting was made to the royalty owners for production from the subject leases and intends to vigorously defend the lawsuit. Management is unable to estimate a range of potential loss, if any, related to this lawsuit, and accordingly no amounts have been recorded in the consolidated financial statements. In the event the court should find Company defendants liable for damages in the lawsuit, a former joint venture partner is contractually obligated to pay a portion of any damages assessed against the defendant lessees up to a maximum contribution of approximately $2.8 million.

     In a suit filed in mid-2001 by a large independent oil and gas exploration and production company, claims arising from gas balancing on seven wells located in western Oklahoma, then operated by the Company, were made. In
     December 2002, a provision for settlement of this claim was made in the amount of $140,000, which was paid in May 2003.

     Pursuant to a Special Retainer Agreement effective July 1, 1998, as amended, the Company is obligated to pay an outside counsel law firm approximately $348,000 in the event that the agreement is terminated by reason of expiration of term, by counsel for good reason, by reason of change in control, or by the Company at will. A provision for the payment will not be made until termination of the agreement is probable.

     In 1996, the Company's predecessor sold a natural gas and oil property located in Louisiana state waters in Plaquemines Parish. The property included several uneconomical wells for which the Company estimated the plugging and abandonment (P&A) obligation to be approximately $1,020,000.
     The purchaser provided a letter of credit and a bond totaling $420,000 to ensure funding of a portion of the P&A obligation. The P&A obligation would revert to the Company in the event the purchaser does not complete the required P&A activities. As a result, in connection with the sale, the
     Company recorded a contingent liability of $600,000, which is included in the accompanying consolidated balance sheets.

     The Company is also involved in legal proceedings and litigation in the ordinary course of business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

L - HEDGING ACTIVITIES

     The Company utilizes a cash flow hedging program to reduce its exposure to unfavorable changes in natural gas prices that are subject to significant and often volatile fluctuation. In 2002, the Board of Directors approved risk management policies and procedures to utilize financial products for the reduction of defined commodity price risks in alignment with the terms of the Company's revolving credit facility with Foothill. These policies

                                      F-39

     prohibit speculation with derivatives, limit the amount of production hedged and limit hedge agreements to counterparties with appropriate credit standings. During 2002, the Company hedged portions of its forecasted natural gas production by utilizing options and fixed-price natural gas swap contracts. Under the swap contracts, the Company received a fixed price for natural gas and paid a floating price (generally NYMEX futures prices) to a counterparty. When market prices for natural gas decline, the decline in the value of the cash flows from the Company's forecasted natural gas production designated as being hedged is substantially offset by gains in the value of the fixed price swap contracts. Conversely, when market prices increase, the increase in the value of the cash flows from the Company's forecasted natural gas production designated as being hedged is substantially offset by losses in the value of the fixed price swap contracts.

     During 2004, 2003 and 2002, the Company entered into numerous derivative contracts. The Company did not formally designate these transactions as hedges as required by SFAS No. 133 in order to receive hedge accounting treatment. Accordingly, all gains and losses on the derivative financial instruments during 2004, 2003 and 2002 have been recorded in the statement of operations.

     At December 31, 2004, the Company had purchased put options on 37,958 barrels/month of crude oil through December, 2005, with a floor price of
     $40.00. For natural gas, the Company had purchased collars on 152,000 MMbtu through October 2005. The weighted average floor price was $5.65 per MMbtu and the weighted average ceiling price was $7.84 per MMbtu. An asset of approximately $1,509,000 was recorded in the consolidated balance sheets.

     At December 31, 2003, the Company had collars in place on 15,167 barrels/month in 2004 for future oil production. The 15,167 barrels/month in 2004 had a weighted average floor and ceiling of $24.50 and $32.35, respectively. At December 31, 2003, the Company had purchased natural gas put options on total notional volumes of 52,941 Mcf/month for 2004 with a weighted average price of $4.92. At December 31, 2003, the Company also had natural gas call options on total notional volumes of 54,000 Mcf/month for
     2004 with a weighted average price of $6.71. An asset of approximately
     $89,000 and a liability of approximately $67,000 were recorded in the consolidated balance sheets.

     The primary market risk related to the Company's derivative contracts are the volatility in commodity prices. However, this market risk is offset by the gain or loss recognized upon the related sale or purchase of the natural gas that is hedged. Credit risk relates to the risk of loss as a result of nonperformance by the Company's counterparties. The counterparties are primarily major investment and commercial banks which management believes present minimal credit risks.

                                      F-40

M - FINANCIAL CONDITION AND MANAGEMENT PLANS

     The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the
     Company has an accumulated deficit of $21,756,000 and negative working capital of $17,871,000 at December 31, 2004. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Management believes that borrowings currently available to the Company under the Company's credit facilities ($1.3 million available at December
     31, 2004), the balance of unrestricted cash and anticipated cash flows from operations will be sufficient to satisfy its currently expected capital expenditures, working capital and debt service obligations for the foreseeable future. The actual amount and timing of future capital requirements may differ materially from estimates as a result of, among other things, changes in product pricing and regulatory, technological and competitive developments. Sources of additional financing may include commercial bank borrowings, vendor financing and the sale of natural gas and oil properties or equity or debt securities. Management cannot assure that any such financing will be available on acceptable terms or at all.

N - RELATED PARTY TRANSACTIONS

     For the years ended December 31, 2004, 2003 and 2002, the Company paid expenses in the amount of $0, $260,000 and $46,000, respectively, for expenses on behalf of the Danish Knights, a Limited Partnership, which is owned by one of the shareholders of the Company.

     The Company paid rent expense of approximately $66,000, $54,000 and $0 relating to a condominium for one of the shareholders of the Company for the year ended December 31, 2004, 2003 and 2002, respectively.

     For the years ended December 31, 2004, 2003 and 2002, approximately
     $792,000, $299,000 and $140,000, respectively, of expenses (excluding the rent payments discussed above) for the shareholders of the Company are included in general and administrative expenses in the consolidated statements of operations, some of which may be personal in nature.

O - DEFERRED COMPENSATION

     On April 21, 2004, the Company adopted a Deferred Bonus Compensation Plan
     (the Plan) for senior management employees of the Company. The Plan is to provide additional compensation for significant business transactions with a portion of each bonus to be deferred to encourage retention of key employees. Determination of significant business transactions and terms of awards is made by a committee comprised of the shareholders of the Company.

     During 2004, three members of senior management were granted awards related to the sale of RBOC. Each award provides for a total cash compensation of
     $75,000 and vests on each anniversary date for three years, beginning on
     July 1, 2004. Receipt of the award is contingent to the members being employed on the anniversary date. Should there be a change of control or involuntary termination, as defined in the award contract, each member will become fully vested in his award. At December 31, 2004, $37,500 is recorded in accrued compensation. Compensation expense is recorded on a straight-line basis. For the year ended December 31, 2004, $112,500 has been recorded as compensation expense in the consolidated statement of operations.

P - NATURAL GAS AND OIL PRODUCING ACTIVITIES

     Capitalized costs relating to natural gas and oil producing activities and related accumulated depreciation and amortization at December 31 are summarized as follows (in thousands):

                                                         2004             2003
                                                    ------------       ---------

                                      F-41

         Proved natural gas and oil properties               $   147,392           $    60,760
         Accumulated depreciation and amortization               (20,074)              (24,006)
                                                             -----------           -----------
                                                             $   127,318           $    36,754
                                                             ===========           ===========

     Costs incurred in natural gas and oil producing activities for the years ended December 31 are as follows (in thousands, except per equivalent Mcf):

                                                               2004                 2003                   2002
                                                           ----------           -----------            --------

         Acquisition of proved properties                   $   82,600          $     -                $     1,300
         Development costs                                       5,580                4,080                  3,698
         Exploration costs                                         727                  202                  1,702
         Amortization rate per equivalent Mcf                     1.00                  .92                    .89

Q - SUBSEQUENT EVENTS

     The Company amended the credit facility with Foothill on March 7, 2005.
     This amendment decreased the minimum EBITDA threshold and decreased the limit on the annual maximum amount of capital expenditures. In addition, the Company paid dividends of $400,000 on April 12, 2005.

R - SUPPLEMENTARY NATURAL GAS AND OIL RESERVE INFORMATION (UNAUDITED)

     The Company has interests in natural gas and oil properties that are principally located in Texas, Louisiana, Oklahoma and New Mexico. The
     Company does not own or lease any natural gas and oil properties outside the United States of America.

     The Company retains independent engineering firms to provide year-end estimates of the Company's future net recoverable natural gas, oil, and natural gas liquids reserves. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods.

     Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

                                      F-42

     Net quantities of proved developed and undeveloped reserves of natural gas and oil, including condensate and natural gas liquids, are summarized as follows:

                                                                    Natural Gas             Crude Oil
                                                                     (Million               (Thousand
                                                                   Cubic Feet)              Barrels)
                                                                   -----------              ---------

         December 31, 2001                                              35,488                  1,902

         Extensions and discoveries                                      2,808                    813
         Sales of reserves in place                                        (96)                   (74)
         Purchases of reserves in place                                  6,395                     66
         Revisions of previous estimates                                (6,931)                   (52)
         Production                                                     (1,744)                  (204)
                                                                    ----------             ----------
         December 31, 2002                                              35,920                  2,451
                                                                    ----------             ----------

         Extensions and discoveries                                      1,152                    258
         Sales of reserves in place                                        (16)                 -
         Purchases of reserves in place                                  1,114                  -
         Revisions of previous estimates                                (1,222)                   (99)
         Production                                                     (2,381)                  (288)
                                                                    ----------             ----------
         December 31, 2003                                              34,567                  2,322
                                                                    ----------             ----------

         Extensions and discoveries                                      3,016                     17
         Sales of reserves in place                                     (4,979)                (1,299)
         Purchases of reserves in place                                  9,986                 11,573
         Revisions of previous estimates                                (2,496)                   329
         Production                                                     (1,899)                  (187)
                                                                    ----------             ----------
         December 31, 2004                                              38,195                 12,755
                                                                    ==========             ==========

         Proved developed reserves:
         December 31, 2001                                              22,089                  1,556
         December 31, 2002                                              28,379                  2,234
         December 31, 2003                                              26,237                  2,151
         December 31, 2004                                              31,048                  7,809

     The following is a summary of a standardized measure of discounted net cash flows related to the Company's proved natural gas and oil reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using natural gas and oil prices as of the end of the period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases

                                      F-43

     and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates (based on the current tax law adjusted for permanent differences and tax credits) to the estimated future pretax net cash flows related to proved natural gas and oil reserves, less the tax basis of the properties involved.

     The Company cautions against using this data to determine the fair value of its natural gas and oil properties. To obtain the best estimate of fair value of the natural gas and oil properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.

     The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves at December 31 are summarized as follows (in thousands):

                                                                       2004              2003            2002
                                                                  -----------       -----------      ------------

     Future cash inflows                                          $   711,781       $   281,149      $   220,558
     Future production and development costs                         (283,809)          (80,178)         (64,264)
     Future income tax expenses                                      (136,669)          (69,787)         (52,533)
                                                                  -----------       -----------      -----------
     Future net cash flows                                            291,303           131,184          103,761

     10% annual discount for estimated timing of cash flows          (129,983)          (63,250)         (50,392)
                                                                  -----------       -----------      -----------
     Standardized measure of discounted future net cash flows     $   161,320       $    67,934      $    53,369
                                                                  ===========       ===========      ===========

     The following are the principal sources of change in the standardized measure of discounted future net cash flows of the Company for each of the three years in the period ended December 31 (in thousands):

                                                                      2004               2003              2002
                                                                -----------         -----------       ------------

    Discounted future net cash flows at beginning of year       $    67,934         $    53,369       $    33,020

    Changes during the year:
    Sales and transfers of natural gas and oil produced, net
      of production costs                                           (12,466)            (15,428)           (5,786)
    Net changes in prices and production costs                        7,612              33,972            30,124
    Extensions and discoveries, less related costs                    9,337               5,153            15,620
    Development costs incurred and revisions                          -                   -                   525
    Sales of reserves in place                                      (19,840)                (26)           (1,005)
    Purchases of reserves in place                                  153,364               1,643            11,867
    Revisions of previous quantity estimates                         (2,323)             (8,657)          (13,075)
    Net change in income taxes                                      (38,246)             (9,253)          (19,911)
    Accretion of discount                                             6,793               8,075             4,049
    Other                                                           (10,845)               (914)           (2,059)
                                                                -----------         -----------       -----------
    Net change                                                       93,386              14,565            20,349
                                                                -----------         -----------       -----------
    Discounted future net cash flows at end of year             $   161,320         $    67,934       $    53,369
                                                                ===========         ===========       ===========

                                      F-44

     Prices used in computing these calculations of future cash flows from estimated future production of proved reserves were $40.25, $29.25 and
     $27.75 per barrel of oil at December 31, 2004, 2003 and 2002, respectively, and $6.02, $6.17 and $4.24 per thousand cubic feet of natural gas at
     December 31, 2004, 2003 and 2002, respectively.

                                      F-45